UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)
Schedule 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to 240.14a-12

S&W SEED COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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October 28, 2015

Dear S&W Seed Company Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of S&W Seed Company, which will be held at The Warwick San Francisco, 490 Geary Street, San Francisco, California, on Friday, December 11, 2015 at 10:00 a.m. Pacific Time.

The matters expected to be acted upon at the annual meeting are described in detail in the accompanying Notice of Annual Meeting and the Proxy Statement.

It is important that you use this opportunity to take part in the affairs of S&W Seed Company by voting on the business to come before this annual meeting Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, or by mailing the completed paper proxy card. Voting by either of these methods will ensure your representation at the annual meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

On behalf of the Board of Directors, I would like to thank you for your continued support and confidence, and we look forward to seeing you at the annual meeting.

Sincerely,

Mark J. Harvey
Chairman of the Board

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the annual meeting, you may submit your proxy and voting instructions via the Internet, or, if you receive a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Please refer to the Question "How may you vote?" on page 1 of the Proxy Statement for a description of these voting methods. If your shares are held by a bank or brokerage firm (your record holder) and you have not given your record holder instructions to do so, your broker will NOT be able to vote your shares with respect to any matter other than ratification of the appointment of the auditors. We strongly encourage you to vote.

7108 North Fresno Street, Suite 380
Fresno, CA 93720

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 11, 2015

To the Stockholders of S&W Seed Company:

The 2015 annual meeting of stockholders (the "Annual Meeting") of S&W Seed Company, a Nevada corporation (the "Company") will be held on Friday, December 11, 2015 at 10:00 a.m. local time at t The Warwick San Francisco, 490 Geary Street, San Francisco, California, for the following purposes:

1.	to elect nine directors to hold office until the 2016 annual meeting;
2.	to increase the number of shares eligible for issuance under the Company's Amended and Restated 2009 Equity Incentive Plan from 1,700,000 to 2,450,000 (an increase of 750,000 shares);
3.	to ratify the selection of Crowe Horwath LLP as independent registered public accounting firm of the Company for its fiscal year ending June 30, 2016;
4.	to approve, on an advisory basis, the compensation of the Company's Named Executive Officers (as defined in the paragraph immediately preceding the Summary Compensation Table below); and
5.	to conduct any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

Any action on the items of business described above may be considered at the time and on the date specified above or at any other time and date to which the Annual Meeting may be property adjourned or postponed.

The record date for the Annual Meeting is October 15, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. A list of stockholders entitled to vote will be available at the Annual Meeting and during business hours for 10 days prior to the Annual Meeting at our corporate offices, located at 7801 Fresno Street, Suite 380, Fresno, California 93720, for examination by any stockholder who is a stockholder as of the Record Date for any legally valid purpose related to the Annual Meeting.

The Company encourages you to take an active role in the affairs of your company by either attending the Annual Meeting in person and/or by executing and returning the enclosed proxy card.

To ensure your representation at the Annual Meeting, please fill in, sign, date and return the attached proxy using the enclosed addressed envelope. By returning the enclosed proxy, you will not affect your right to revoke doing so in writing or to cast your vote in person should you later decide to attend the Annual Meeting.

The Board of Directors recommends that you vote FOR the proposals identified above.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on December 11, 2015:

Rules adopted by the Securities and Exchange Commission allow companies to send stockholders a Notice of Internet Availability of proxy materials, rather than mail them full sets of proxy materials. For the 2015 Annual Meeting, the Company has continued its practice of mailing full packages of materials to its stockholders. However the Company has made available on its website a set of the proxy materials, including this notice of meeting, the proxy statement and the form of proxy card. For your convenience, you can access those materials under "2015 Annual Meeting" on the Investors page of the Company's website at www.swseedco.com, but you will not be able to vote on that website.

By Order of the Board of Directors

President and Chief Executive Officer

Fresno, California
October 28, 2015

S&W SEED COMPANY

PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING
OF STOCKHOLDERS OF S&W SEED COMPANY

The enclosed proxy is solicited by the Board of Directors (the "board") of S&W Seed Company, a Nevada corporation for use in voting at the 2015 Annual Meeting of Stockholders (the "Annual Meeting") to be held, on December 11, 2015, at 10:00 a.m. and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
BOARD OF DIRECTORS MEETINGS AND COMMITTEES	7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
PROPOSAL NO. 1: ELECTION OF DIRECTORS	24
PROPOSAL NO. 2 APPROVAL OF AMENDMENT NO. 3 TO THE COMPANY'S AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN TO INCREASE THE SHARE RESERVE FROM 1,700,000 TO 2,450,000	25
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	36
PROPOSAL NO. 4 ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION ("SAY-ON-PAY")	38
EXECUTIVE OFFICERS	39
EXECUTIVE COMPENSATION	40
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	47
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	47
AUDIT COMMITTEE REPORT	49
OTHER BUSINESS	50
HOUSEHOLDING	50
APPENDIX A AMENDMENT NO. 3 TO AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN	51

i

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is this proxy statement? The Board of Directors has provided you with these proxy materials in connection with its solicitation of proxies by the Company to be voted at the Annual Meeting. Please note that throughout these proxy materials we may refer to S&W Seed Company as "S&W," "the Company," "we," "us" or "our." These proxy materials are first being mailed to stockholders entitled to vote at the Annual Meeting on or about November 2, 2015.

What is the purpose of the Annual Meeting? For stockholders to vote on the following proposals:

  to elect Glen D. Bornt, Michael (Mick) M. Fleming, Mark S. Grewal, Mark J. Harvey, Alexander C. Matina, Charles (Chip) B. Seidler, William S. Smith, Grover T. Wickersham and Mark Wong as directors to serve until the next annual meeting or until their successors are elected and qualified;

  to approve an increase of 750,000 shares for additional grants and awards under our Amended and Restated 2009 Equity Incentive Plan (Amendment No. 3 to the Plan);

  to ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016;

  on an advisory basis, on named executive officer compensation ("say-on-pay"); and

  to transact such other business that may properly come before the Annual Meeting or t any adjournment or postponement thereof.

How does the Board of Directors recommend that you vote on these proposals? The Board recommends that you vote:

  FOR the election of Messrs. Bornt, Fleming, Grewal, Harvey, Matina, Seidler, Smith, Wickersham and Wong;

  FOR the amendment of the Amended and Restated 2009 Equity Incentive Plan to increase the number of shares authorized for future grants and awards by 750,000 shares;

  FOR the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016; and

  FOR the approval, on an advisory basis, of named executive officer compensation.

Who Can Vote? Only holders of record of our common stock on October 15, 2015, which we refer to as the Record Date, will be entitled to attend and vote at the Annual Meeting or any adjournment thereof. As of the Record Date, there were 13,482,930 shares of common stock issued, outstanding and entitled to vote. No other class of voting securities is outstanding on the date of mailing of this proxy statement. Each share of common stock has one vote per share.

How May You Vote? We have two kinds of stockholders - stockholders of record and beneficial stockholders. The ways in which you can vote will differ depending on whether you are a record holder or a beneficial holder.

For Stockholders of Record

If, on October 15, 2015, your shares were registered directly in your name with our transfer agent, Transfer Online, Inc., you are a stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the accompanying proxy card in the addressed, postage paid envelope provided, voting online on Transfer Online, Inc.'s website as indicated on the proxy card or voting in person at the Annual Meeting. If you hold your shares directly in your own name, they will not be counted as shares present for the purposes of determining the presence of a quorum or be voted if you do not provide a proxy or attend the Annual Meeting and vote the shares yourself. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card or vote online prior to the Annual Meeting to ensure that your vote is counted.

If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below.

You may attend the Annual Meeting and vote your shares in person at the Annual Meeting prior to the closing of the vote on any particular matter. You may also grant your proxy to vote through the Internet (see the instructions on the proxy card), or by returning a signed, dated and marked proxy card in the enclosed self-addressed, stamped envelope. Proxies that are sent to us and not voted in person at the Annual Meeting must be received by us at least one day prior to the Annual Meeting date, being December 10, 2015 no later than 4:00 p.m. PST, in order to ensure that the votes will be counted.

For Beneficial Owners

If, on October 15, 2015, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held "in street name," and these proxy materials are being forwarded to you by your broker, bank or other nominee holder (referred to herein as "broker"). It is the broker who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares, and you may attend the Annual Meeting. If your shares are held in street name, you will receive instructions from your broker that must be followed in order for the broker to vote the shares per your instructions. If you desire to vote your shares in person at the Annual Meeting, you must obtain a legal proxy from your broker, trustee or other nominee that holds your shares giving you the right to vote the shares in person at the Annual Meeting.

Under stock market rules currently in effect, brokerage firms and nominees have the authority to vote their customers' unvoted shares on certain "routine" matters if the customers have not furnished voting instructions within a specified period prior to the Annual Meeting. If your shares are held in street name, you must instruct your broker how to vote your shares or, on the substantive matters to come before the Annual Meeting, your shares will not be voted.

Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (i) the broker has not received voting instructions from the beneficial owner of the shares and (ii) the broker lacks the authority to vote the shares at the broker's discretion. Broker non-votes will be counted as shares present and entitled to vote for the purposes of determining the presence of a quorum on each of the proposals to be voted on at the Annual Meeting.

Proxies that are sent to us and not voted in person at the Annual Meeting must be received by us at least one day prior to the Annual Meeting date, being December 10, 2015, no later than 4:00 p.m. PST, in order to ensure that the votes will be counted.

If you have voted prior to the Annual Meeting but choose to attend the Annual Meeting and change your vote, you must follow the instructions in the next question.

How may your brokerage firm or other intermediary vote your shares if you fail to provide timely directions? Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole "routine" matter: the proposal to ratify the appointment of Crowe Horwath LLP (Proposal No. 3). Your broker will not have discretion to vote on the following

"non-routine" matters absent direction from you: the election of directors (Proposal No. 1), the proposal to increase the size of the Amended and Restated 2009 Equity Incentive Plan (Proposal No. 2) and the advisory vote on our executive compensation (Proposal No. 4).

May you change or revoke your vote? Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

For Stockholders of Record

If you are a stockholder of record, you may change your vote by (i) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or another duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (ii) by attending the Annual Meeting, revoking your proxy and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or the Inspector of Elections at the Annual Meeting or should be sent so as to be delivered to our principal executive offices located at 7108 North Fresno Street, Fresno, CA 93720, directed to the attention of the Corporate Secretary. If mailing a notice of revocation, please provide sufficient time for the revocation to be received no later than December 10, 2015 to ensure that the revocation will be effective. You may also fax the notice of revocation to (559) 255-5457 or e-mail it to secretary@swseedco.com until 4:00 p.m. PST on December 10, 2015.

For Beneficial Owners

If you are a beneficial owner of shares held in street name, you may change your vote (i) by submitting new voting instructions to your broker, trustee or other nominee, or (ii) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person. Note that the same timing restrictions explained in the paragraph above relating to stockholders of record apply to beneficial owners desiring to revoke or change your votes. Please make sure that you plan for sufficient time for your street name holder to meet the time deadlines in the prior paragraph or your original votes will stand.

May you attend the Annual Meeting and vote in person? Whether or not you have previously submitted your voting instructions by returning a dated and signed proxy card, voting online at the Transfer Online website or voting by telephone or over the Internet in accordance with your broker's procedures, you are cordially invited to attend the Annual Meeting. Attendance at the Annual Meeting does not revoke your previously submitted voting instructions. If you have previously voted but want to change your vote at the Annual Meeting, you must follow the instructions provided in the prior question.

How will your shares be voted if you submit a proxy and do not make specific choices? If you sign and return your proxy card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal No. 1, in favor of the amendment of our Amended and Restated 2009 Equity Incentive Plan (the "2009 Plan"), which is Proposal No. 2, and in favor of the ratification of the appointment of our independent registered public accounting firm, which is Proposal No. 3, to approve, on an advisory basis, the compensation of our named executive officers, which is Proposal No. 4, and with respect to any other matters properly brought before the Annual Meeting, as directed by the proxy holders in his or their discretion.

What proposals will be voted on at the Annual Meeting? At the Annual Meeting, stockholders will be asked to vote on:

●	The election of the nine nominated directors to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified;

●

A proposal to approve of the amendment of the 2009 Equity Incentive Plan in order to increase the total number of shares under the Amended and Restated 2009 Plan from 1,700,000 shares to 2,450,000 shares (an increase of 750,000 shares);

●	A request to ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016;
●	A proposal to approve, on an advisory basis, the compensation of our named executive officers; and
●	Any other business that may properly come before the Annual Meeting.

What is the voting requirement to approve each of the proposals, and how does the Board of Directors recommend that you vote?

●

Proposal No. 1, the election of directors: Directors are elected by a majority of the votes cast in an uncontested election (which is the case for this annual meeting). This means that the director nominee must receive more "for" votes than "withhold" votes in order to be elected by the stockholders. Under Nevada law, broker non-votes and abstentions will not be counted as votes cast and therefore will not affect the election of directors. The Board of Directors recommends that you vote your shares "FOR" each of the nine nominees listed in Proposal No. 1.

●

Proposal No. 2, approval of the amendment of the 2009 Plan to increase the shares available thereunder by 750,000: The affirmative vote of a majority of the shares present, represented and entitled to vote on the proposal is required to approve the amendment of the 2009 Plan. Under Nevada law, abstentions and broker non-votes are not counted as votes cast and accordingly will have no effect upon the proposal. The Board of Directors recommends that you vote your shares "FOR" Proposal No. 2.

●

Proposal No. 3, ratification of Crowe Horwath LLP as the Company's independent auditors for the fiscal year ending June 30, 2016:  The affirmative vote of a majority of the shares present, represented and entitled to vote on the proposal is required to ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016. This is considered a "routine" matter, and therefore brokerage firms and other nominees will be able to vote your shares in the absence of specific voting instructions from you. Because a broker or other nominee may generally vote on routine matters, no broker non-votes are expected in connection with this proposal, but if any broker-non votes are received, they will have no impact on the outcome because broker non-votes, as well as abstentions, are not considered as votes cast under Nevada law. The Board of Directors recommends that you vote your shares "FOR" Proposal No. 3.

●

Proposal No. 4, approval of, on an advisory basis, the compensation of the Company's Named Executive Officers ("say-on-pay"): The affirmative vote of a majority of the shares present, represented and entitled to vote on the proposal is required to approve the compensation of the Company's Named Executive Officers. Under Nevada law, abstentions and broker non-votes are not counted as votes cast and accordingly will have no effect upon the proposal. The Board of Directors recommends that you vote your shares "FOR" Proposal No. 4.

What happens if additional matters are presented at the Annual Meeting? If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the proxyholders will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

What constitutes a quorum? A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock (as calculated on October 15, 2015). That means that proxies for at least 6,741,466 shares of common stock must be present at the Annual Meeting in order to have a quorum and conduct the Annual Meeting.

Who will count the votes? A representative from Transfer Online, Inc. will act as inspector of elections and will tabulate the votes. The inspector will separately tabulate "FOR" and "AGAINST" votes, abstentions and broker non-votes for each proposal and any other matter than may properly come before the Annual Meeting.

How are abstentions and broker non votes counted? Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. Under Nevada law, abstentions from voting and broker non-votes are not counted as votes cast and accordingly will have no effect upon the results.

Is your vote confidential? Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

●	as necessary to meet applicable legal requirements;
●	to allow for the accurate and efficient tabulation and certification of votes; and
●	to facilitate a successful proxy solicitation.

How can you learn the results of the vote? We intend to announce preliminary voting results at the Annual Meeting and will publish final results on a Current Report on Form 8-K within four business days following the Annual Meeting.

Are any of the Company's officers and directors interested in matters to be acted upon? Our officers and directors are eligible to participate in our 2009 Plan, along with other employees and consultants. Other than their eligibility to potentially receive future grants or awards under the amended 2009 Plan and the nominees' interest in the election of directors, our officers and directors do not have any interest in the matters to be acted upon at the Annual Meeting.

Who is soliciting votes and who will bear the cost for this proxy solicitation? We are soliciting the votes and will bear all expenses of soliciting proxies. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners. Some of our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Although we currently do not expect to do so, we may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be material.

What is "householding"? We may deliver a single proxy statement to an address shared by two or more of our stockholders. This method of delivery, known as "householding," permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive and reduces the environmental impact of printing and mailing documents to you. Under this process, certain stockholders of record will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who wish to opt out of, or wish to begin, householding may contact us through one of the methods provided below.

What should you do if you receive more than one copy of proxy materials? If you received more than one copy of proxy materials, your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each voting instruction card that you receive to ensure that all of your shares are voted.

How may you access our proxy materials and Annual Report on Form 10-K over the Internet? You may access this proxy statement and the Annual Report on Form 10-K for the fiscal year ended June 30, 2015 (the "2015 Annual Report") under "2015 Annual Report and Proxy" on the Investors page of our website at www.swseedco.com. The 2015 Annual Report is not incorporated into this proxy statement and is not considered proxy soliciting material.

How may you obtain copies of the exhibits to the 2015 Annual Report? A copy of the 2015 Annual Report is enclosed with this proxy statement, but we have not included the exhibits to the 2015 Annual Report. The 2015 Annual Report includes a list of the exhibits that were filed with it, and we will furnish without charge a copy of any such exhibit to any person who requests one. For further information, contact Matthew K. Szot, Chief Financial Officer, 7108 North Fresno Street, Suite 380, Fresno, CA 93720, telephone (559) 884-2535, e-mail mszot@swseedco.com. Our 2015 Annual Report and our other filings with the Securities and Exchange Commission (the "SEC"), including the exhibits, are also available at no cost at the SEC's website, www.sec.gov and on our website at www.swseedco.com/investors.

May the meeting be adjourned or postponed? Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed. Under Nevada law, we are not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting or the meeting date is adjourned to a date more than 60 days later than the date set for the original meeting, in which case a new record date must be fixed and notice given.

What is the mailing address for S&W Seed Company's principal executive offices? Our principal executive offices and our mailing address is 7108 North Fresno Street, Suite 380, Fresno, CA 93720. Any written requests for additional information, copies of these proxy materials or our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, notices of stockholder proposals, recommendations for candidates to the Board of Directors, communications to the Board of Directors or any other communications should be sent to this address.

May I propose actions for consideration at next year's annual meeting of stockholders or nominate individuals to serve as directors? You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our bylaws, as applicable. In order for a stockholder proposal to be included in our proxy statement and form of proxy for our 2016 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the proposal must be received by us no later than July 5, 2016. All proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to our Secretary by mail at 7108 North Fresno Street, Suite 380, Fresno, CA 93720. If you intend to submit a proposal that is not intended to be included in our proxy statement, or a nomination for director for our 2016 Annual Meeting of Stockholders, you must give us notice in accordance with the requirements set forth in our bylaws not more than 120 days or less than 90 days prior to the one year anniversary of the date of this year's Annual Meeting, meaning between August 13, 2016 and September 12, 2016. If the date of the 2016 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of our 2015 Annual Meeting, notice by the stockholder must be received no earlier than 120 days prior to the 2016 Annual Meeting and no later than the later of (i) the 90th day prior to the date of the 2016 Annual Meeting or (ii) the 10th day following the date on which public announcement of the date of the 2016 Annual Meeting is first made by us. Our bylaws require that certain information and acknowledgments with respect to the proposal or the nominee and the stockholder making the proposal or nomination be set forth in the notice. Our bylaws have been publicly filed with the SEC and can also be provided upon request, addressed to our Secretary, as noted above.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

General

Our Board of Directors is elected by our stockholders to oversee our business and affairs. In addition, the Board of Directors counsels, advises and oversees management in the long-term interests of our company and our stockholders regarding a broad range of subjects including:

●	selecting and evaluating the performance of our Chief Executive Officer ("CEO") and other senior executives;
●	reviewing and approving major financial, strategic and operating decisions and other significant actions;
●	overseeing the conduct of our business and the assessment of our business risks to evaluate whether our business is being properly managed; and
●	overseeing the processes for maintaining integrity with regard to our financial statements and other public disclosures, and compliance with law and ethical standards.

Members of the Board of Directors monitor and evaluate our business performance through regular communication with our chief executive officer and other members of management, and by attending board meetings and board committee meetings. The Board is currently composed of ten members: Glen D. Bornt, Michael (Mick) M. Fleming, Mark S. Grewal, Mark J. Harvey, Alexander C. Matina, Michael N. Nordstrom, Charles (Chip) B. Seidler, William S. Smith, Grover T. Wickersham and Mark Wong.

Our Articles of Incorporation provide that the number of members of the Board of Directors may be set by the Board within the range of three to ten. The Board fixed its number at nine members, effective as of the date of the Annual Meeting. That number may be changed by further resolution of the Board or by an amendment to the Bylaws approved by the stockholders or the Board.

In preparation for our Annual Meeting, our Nominating and Governance Committee proposed, and our Board of Directors as a whole agreed, that it would be advisable to begin reducing the size of our Board of Directors in order to allow the board to carry out its responsibilities more efficiently and to reduce costs. As a result, the slate of nominees for this Annual Meeting has been reduced to nine. Mr. Nordstrom has agreed to not stand for re-election at the Annual Meeting in order to begin the phase-in of the board reduction process. Mr. Nordstrom, who has previously served on our board, is Chairman of the Board of our Australian subsidiaries, Seed Genetics International Pty Ltd and S&W Seed Australia Pty Ltd. He will continue to serve in those capacities and will be granted observer status at our board meetings. The Nominating and Governance Committee, and the Board as a whole, will continue to evaluate the size and composition of the Board. A further reduction in the size of the Board to at least eight is expected to occur in connection with the 2016 annual meeting.

Our directors are elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation. Mr. Nordstrom's term as a director will expire immediately following this year's Annual Meeting.

Our directors are elected in uncontested elections by a majority vote. In contested director elections, elections whereby the number of nominees exceeds the number of directors to be elected, the directors will be elected by a plurality of the votes cast and the nominees receiving the greatest numbers of votes will be elected to serve as directors. The election of directors at this year's Annual Meeting is an uncontested election and thus the majority voting standard applies.

To be elected in an uncontested election, a director must receive the affirmative vote of a majority of the votes cast with respect to the director's election. This means that a director will be elected if the number of votes cast for that director's election exceeds the number of votes cast against that nominee's election. Broker non-votes and abstentions will not be counted as votes cast, and, accordingly, will have no effect on the election of directors. If an incumbent director is not elected and no successor has been elected at the meeting, he or she shall promptly tender his or her conditional resignation following certification of the vote. The Nominating and Governance Committee shall consider the resignation offer and recommend to the Board whether to accept such offer. The Board will endeavor to act on the recommendation within 90 days following the recommendation. Thereafter, the Board will promptly disclose its decision whether to accept the director's resignation offer (and its rationale for rejecting the offer, if applicable) in a press release and filing an appropriate disclosure with the SEC. If the Board accepts the resignation, then the Board, in its sole discretion, may, pursuant to the Company's bylaws, fill any resulting vacancy or may decrease the size of the Board.

Nevada corporate law does not require cumulative voting in the election of directors, and neither our Articles of Incorporation nor Bylaws provide for cumulative voting.

Our Board has determined that Messrs. Fleming, Matina, Seidler, Smith, Wickersham and Wong, representing six of the nine directors standing for reelection, are "independent" as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Capital Market ("Nasdaq"). There are no family relationships between any director and executive officer.

The Board proposes that the nine director-nominees named in the following summary be elected as our directors, each to hold office until the 2016 Annual Meeting of Stockholders and until their successors are elected and qualified or their earlier resignation or removal.

Information Regarding the Nominees

A brief summary of each nominee's principal occupation and other information follows. None of the directors, director nominees, or executive officers were selected pursuant to any arrangement or understanding. There are no family relationships among our directors, director nominees or executive officers.

Glen D. Bornt (Age 57)
President, Imperial Valley Milling Co.

Mr. Bornt was elected to our Board in December 2012. Since 1987, he has been the President of Imperial Valley Milling Co., where he serves as chief executive officer and on-site manager. Concurrently, since September 2007, he also has served as Vice President of Imperial Valley Seeds, Inc. Mr. Bornt earned a BS degree in Agriculture Management from California Polytechnic State University, San Luis Obispo. The Nominating and Governance Committee and the Board of Directors believes that Mr. Bornt should be re-elected to the Board by the stockholders because his 25 years of experience in the agriculture seed industry specializing in alfalfa seed will bring invaluable expertise to our boardroom as we continue to expand our seed business geographically and with new varieties.

Michael M. Fleming (Age 66)
Member, Ryan, Swanson & Cleveland, PLLC

Mr. Fleming was elected to our Board in October 2009. In January 2014, after spending fourteen years as an attorney for Lane Powell PC, Mr. Fleming joined Ryan, Swanson & Cleveland, PLLC in Seattle, Washington, and is specializing in real estate, dispute resolution, securities and environmental matters. He has also been the president and owner of Kidcentre, Inc., a company in the business of providing child care services in Seattle, since July 1988. Since April 1985, he has also been the president and owner of Fleming Investment Co., an investment company. Since 1997, he has served as a director, serving as chairman of the board since October 2012 of Jones Soda Co., a developer, marketer, producer and distributor of premium beverages, located in Seattle. For the last five years, he has served on the Audit Committee of Jones Soda. Mr. Fleming holds a Bachelor of Arts degree from University of Washington and a law degree from the University of

California, Hastings College of the Law. Mr. Fleming has served on the Board of Directors of Big Brothers and Big Sisters of Puget Sound since 2002 and was Chairman of the Board of Directors for 2008/2009. He was elected in 2013 to serve as Trustee of the Board of University of California, Hastings College of the Law. The Nominating and Governance Committee and the Board of Directors believe that Mr. Fleming should be re-elected to the Board because of his experience as president and owner of other businesses, his service on other boards and his legal background, all of which contribute legal and business expertise.

Mark S. Grewal (Age 59)
President and Chief Executive Officer, S&W Seed Company

Mr. Grewal was appointed our President, Chief Executive Officer and a director in October 2009. Beginning in February 2009 until October 2009, he provided advisory services to S&W Seed Company, our predecessor general partnership (the "Partnership"). He became our full-time employee in October 2010. Since October 2009, he also has held the title of President and manager of our subsidiary, Seed Holding, LLC. Mr. Grewal served as the Chief Executive Officer, President and Farm Manager of Chowchilla, California-based Triangle T Partners, LLC ("TTP") from February 2009 through October 2010 and held the same positions with Triangle T Ranch, Inc. ("TTR"), the parent of TTP during the same period. At TTP and TTR, Mr. Grewal was responsible for all operations involved in farming a 13,000 acre diversified farming operation. From January 2006 until he joined TTR, Mr. Grewal was the principal of Grewal Consulting, in Lemoore, California, where he addressed water, land, drainage and fertilizing, herbicide and insecticide management issues. From February 2005 to December 2006, Mr. Grewal served as the Chief Operations Officer of SK Foods, in Lemoore, California, a leading grower and processor of vegetable products for remanufacturers, retail and foodservice markets ("SK Foods"). His responsibilities included being in charge of procuring raw products to ensure proper plant production, with the goal of maximizing cost benefits. Prior thereto, Mr. Grewal served in various executive management and operational roles for over 26 years with JG Boswell, Co., in Corcoran, California, a very large grower of agricultural crops. From 1999 to February 2005, Mr. Grewal served as the Vice President of Ranching and a member of the Board of Director of JG Boswell, Co. At both SK Foods and JG Boswell, he managed over 300 employees. Mr. Grewal is Chairman of the Plant Science Advisory Council of California State University and a member of the Leadership Committee of California State University, Fresno. Mr. Grewal earned a B.S. in Agronomy from California State University, Fresno, and an M.A. in Leadership from Saint Mary's College, Moraga, California. He is also a graduate of the California Agricultural Leadership Program (Class 28). The Nominating and Governance Committee and the Board of Directors believe that Mr. Grewal should be re-elected to the Board because his many years of experience working in various positions at major agricultural firms in the Central Valley, which, combined with his status as our Chief Executive Officer, contribute to both his invaluable insights and strategic thinking relevant to our business, as well provide numerous contacts in the farming community, all of which are of great benefit to our board and our company.

Mark J. Harvey (Age 60)
Chairman of the Board, S&W Seed Company

In December 2014, Mr. Harvey was appointed Chairman of Board of Directors of our company, after having served as Vice Chairman since April 2013. Mr. Harvey has more than 35 years of experience in production processing and marketing of seed to many parts of the world, particularly branded alfalfa and clover. Mr. Harvey managed a 10,000- acre family farm producing seed, wheat and pulse crops, along with wool and beef, from 1976 until 1996 when the company he founded, Paramount Seeds, was sold to Elders Ltd. While with Elders, he was manager of their national and international seed business from 1996 until 2001. In 2002, he was a founding partner of Seed Genetics International where he focused primarily on marketing and distribution. Mr. Harvey was educated at Cunderdin Agricultural College in West Australia. The Nominating and Governance Committee and the Board of Directors believe that Mr. Harvey should be re-elected to the Board because of his extensive experience in the seed industry, which contributes valuable business expertise.

Alexander C. Matina (Age 39)
Vice President, Investments, MFP Investors, LLC

Mr. Matina has served on the Board of Directors since May 2015, having been appointed by the Board to fill a vacancy. Since November 2007, he has held the office of Vice President, Investments for MFP Investors, LLC, the family office of Michael F. Price, which has a value-investing focus across public and private markets. From October 2005 to August 2007, Mr. Matina served in various roles at Balance Asset Management, a multi-strategy hedge fund, and from June 2004 to September 2005, as a senior associate at Altus Capital Partners, a middle market private equity fund. Prior thereto, he was a principal at 747 Capital, a private equity fund-of-funds, and a financial analyst at Salomon Smith Barney in the financial sponsors group of the investment banking division. Since April 2013, he also has served as Chairman of the Board of Trinity Place Holdings, Inc., a publicly traded real estate company, and since August 2007, Mr. Matina has served as an adjunct professor of financial modeling at Fordham University. Mr. Matina brings a strong finance background to our company's Board, including experience with private equity, as well as his experience in other public companies For these reasons, the Nominating and Governance Committee and the Board of Directors believe that Mr. Matina should be re-elected to the Board.

Charles B. Seidler (Age 38)
Executive Director, Nomura Securities

Mr. Seidler was elected to our Board in June 2010. Mr. Seidler joined Nomura Securities as an executive director and senior member of a proprietary trading group in New York, New York in June 2010. Prior thereto, from January 2007 through June 2010, Mr. Seidler held various senior positions at Deutsche Bank AG in Tokyo, Japan, including Head of JPY/UST International Sales (from March 2009 until his departure in June 2010), JPY Flow Trader (from September 2008 to March 2009) and Rates Proprietary Trader from January 2007 to September 2008. Between March 2003 and January 2007, Mr. Seidler was Co-Portfolio Manager of Caxton Associates, L.L.C., the macro hedge fund, New York, New York, where he focused on macro and relative value trading with a particular focus on the Japanese markets. He currently and during the last five years has served on numerous corporate boards of directors, however, none of them are companies with a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended. Mr. Seidler has a Masters of Arts Degree from Colgate University. Because of Mr. Seidler's extensive experience in the corporate boardroom and his financial expertise, he brings to our Board a level of professionalism and perspective that we believe is invaluable. Accordingly, the Nominating and Governance Committee and the Board of Directors believe that Mr. Seidler should be re-elected to the Board.

William S. Smith (Age 65)
President and Founder, Wm Smith & Co.

Mr. Smith was elected to our Board in July 2014. Mr. Smith has served as President of Wm Smith & Co., a FINRA registered broker-dealer and institutional research firm founded by him, since 1992. Prior to joining the securities industry, Mr. Smith held positions of increasing responsibility within the energy exploration sector, including his service as the president and a board member of Sheffield Exploration Company, Inc. from 1983 to 1986. Mr. Smith holds a B.A. from the University of Northern Iowa. In 1999, Mr. Smith was appointed by Governor Bill Owens to the Colorado Commission on Science and Technology. From 1995 to 2012, Mr. Smith served as a board member of the University of Northern Iowa Foundation. Because of Mr. Smith's extensive business background, he brings to our Board a level of professionalism and perspective that we believe is invaluable. Accordingly, the Nominating and Governance Committee and the Board of Directors believe that Mr. Smith should be re-elected to the Board.

Grover T. Wickersham (Age 66)
Vice Chairman of the Board, S&W Seed Company

Mr. Wickersham is a founder of the Company and served as Chairman of the Board from incorporation in October 2009 until December 2014, when he stepped down to become Vice Chairman. Mr. Wickersham is a director and portfolio advisor of Glenbrook Capital Management, the general partner of a limited partnership that invests primarily in the securities of public companies. Between October 2007 and December 2012, Mr. Wickersham served in various capacities on behalf of Triangle T Partners, LLC and its predecessor, Triangle T Ranch, Inc., a 12,500 acre farm in California's Central Valley. For more than five years, Mr. Wickersham has served as the Chairman of the Board of Trustees of Purisima Fund, a mutual fund advised by Fisher Investments of Woodside, California, which fund has assets under management of approximately $375 million. Between 1976 and 1981, Mr. Wickersham served as a Staff Attorney, and then as a Branch Chief, of the U.S. Securities and Exchange Commission. He holds an A.B. from the University of California at Berkeley, an M.B.A. from Harvard Business School and a J.D. from University of California, Hastings College of the Law. In addition to sitting on our Board, Mr. Wickersham serves on the Board of Verseon Corporation, an AIM-listed technology-based pharmaceutical company. In addition he is a director of Arbor Vita Corporation, a private company that has developed technology for application in early detection of certain cancers and is a member of the Board of Trustees of the University of California, Hastings College of the Law. The Nominating and Governance Committee and the Board of Directors believe that Mr. Wickersham should be re-elected to the Board because of his experience and knowledge of corporate finance and legal matters, his experience and knowledge of operational matters gained as a past and present director of other public and private companies, and his knowledge of our company, its markets and operations developed over his tenure as Chairman and a director of the Company.

Mark Wong (Age 66)
Chairman, American Dairy Co.

Mark Wong was elected to our Board in December 2014. He has more than 35 years of experience in agribusiness with particular expertise in technology integration and commercialization. Since January 2012, Mr. Wong has served as Chairman of American Dairy Co., Ponte Vedra, Florida, the owner and operator of dairies in the southeast and south central United States. Since 2008, he has been Chairman of the Board or chief executive officer of Agrivida, a company that is developing and commercializing high- performance products that incorporate novel, regulated proteins precisely engineered for specific applications in a variety of markets, including animal nutrition, bio-based fuels and chemicals, and industrial enzymes. Formerly, he was founder and chief operating officer, from 1999 to 2006, of Emergent Genetics, Inc., an international seed biotech company and, from 2009 to the present, he is a founder and partner at Colorado Financial Holdings, a private venture investment and investment bank that specializes in the agricultural, energy and biotechnology sectors. He also has previous founding and management experience in these areas, including, from 1987 to 1992, Agracetus (CEO), a plant biotechnology company; from 1979 to 1987, Agrigenetics (Founder and COO), a seed and biotechnology company; from 1990 to 1999, Big Stone Partners (Partner), an agribusiness consulting firm, and, from 2009 to 2014, BioFuel Energy Corp. (Chairman), a corn ethanol company. Mr. Wong also serves on the boards of Arcadia Biosciences, Inc., Biotechnology Industry Organization and Anuvia Plant Nutrients. Mr. Wong holds a B.S. in Chemical Engineering from Lehigh University and an M.B.A. from The Wharton School of Finance. Mr. Wong's experience includes operations management, technology assessment, business acquisition and divestiture, and international business, and, as a result, the Nominating and Governance Committee and the Board of Directors believe that Mr. Wong should be re-elected to the Board.

Committees of the Board of Directors

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. With respect to the Audit Committee, the Committee delegated to its Chairman the responsibility of meeting with our auditors and chief financial officer in connection with the quarterly reviews of the financial statements and filing of our Quarterly Reports on Form 10-Q. Mr. Fleming fulfilled that responsibility on three occasions during the fiscal year, and the full committee met with our auditors in connection with the completion of the audit of our financial statements and related matters. The committee members took various actions by written consent during the fiscal year and spent many hours in informal consultation with one another, in addition to holding in person and telephonic meetings. The following table provides membership and meeting information for fiscal 2015 for each of the committees:

Name	Audit	Compensation	Nominating and Governance Committee

Michael M. Fleming	Chair	Chair
Mark J. Harvey(1)		X	X
Alexander C. Matina(2)	X	X
Michael N. Nordstrom(3)		X
Charles B. Seidler	X		Chair
William S. Smith	X
Grover T. Wickersham			X
Mark Wong		X	X
Total meetings in fiscal 2015	7	4	4

_______

(1) Mr. Harvey served on the Compensation Committee and the Nominating and Governance Committee from December 2014 until March 2015.
(2) Mr. Matina joined the Compensation Committee in May 2015 and the Audit Committee in July 2015.
(3) Mr. Nordstrom joined the Compensation Committee in March 2015.

Audit Committee

As of October 20, 2015, the members of the Audit Committee are Messrs. Fleming, Matina, Seidler and Smith. Mr. Fleming serves as chairman of the committee.

The Audit Committee of the Board of Directors was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, to oversee our corporate accounting and financial reporting processes and audits of its financial statements. We are required to have an Audit Committee in order to maintain our listing on the Nasdaq Capital Market. Our Board of Directors has determined that each of the members of our Audit Committee satisfies the requirements for Audit Committee independence and financial literacy under the current rules and regulations of the SEC and the Nasdaq Stock Market. The Board of Directors has also determined that Mr. Fleming is an "Audit Committee financial expert" as defined in SEC rules and he satisfies the financial sophistication requirements of Nasdaq as a result of his many years serving as a chief executive. This designation does not impose on Mr. Fleming any duties, obligations or liabilities that are greater than is generally imposed on him as a member of our Audit Committee and our Board of Directors.

The Audit Committee is responsible for, among other things:

●	selecting, hiring and terminating our independent auditors;
●	evaluating the qualifications, independence and performance of our independent auditors;
●	approving the audit and non-audit services to be performed by the independent auditors;
●	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
●	with management and our independent auditors, reviewing any earnings announcements and other public announcements regarding our results of operations;
●

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and annual and quarterly reports on Forms 10-K and 10-Q; and

●

providing to the Board of Directors information and materials to make the Board of Directors aware of significant financial and audit-related matters that require the attention of the Board of Directors.

The Audit Committee acts under a written charter adopted and approved by our Board of Directors. A copy of the charter of our Audit Committee is available on the Investors page on our website located at www.swseedco.com.

The Audit Committee Report is included in this proxy statement on page 49.

Compensation Committee

As of October 20, 2015, the members of the Compensation Committee are Messrs. Fleming, Matina, Nordstrom and Wong. Mr. Fleming serves as chairman of the committee. Under Nevada law, persons who are not directors are permitted to serve on board committees, and accordingly, Mr. Nordstrom, who is not standing for reelection may still serve on the Compensation Committee following the Annual Meeting.

Our Board of Directors has determined that each member of our Compensation Committee meets the requirements for independence under the current Nasdaq rules, the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act and the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. The Compensation Committee is responsible for, among other things:

●

overseeing our compensation policies, plans and benefit programs and making recommendations to the Board of Directors with respect to improvements or changes to the compensation plans and adoption of other plans;

●

reviewing and approving with respect to our chief executive officer and other executive officers: annual base salaries, annual incentive bonuses, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change of control agreements/provisions, signing bonuses or payments of relocation costs and any other benefits, compensation or arrangements;

●	evaluating and approving the corporate goals and objectives relevant to the compensation of our chief executive officer; and
●	administering our equity compensation plans.

The Compensation Committee acts under a written charter adopted and approved by our Board of Directors. A copy of the charter of our Compensation Committee is available on the Investors page on our website located at www.swseedco.com.

Nominating and Governance Committee

As of October 20, 2015, the members of the Nominating and Governance Committee are Messrs. Seidler, Wickersham and Wong. Mr. Seidler serves as chairman of the committee. Our Board of Directors has determined that each member of our Nominating and Governance Committee meets the requirements for independence under the current rules of the SEC and Nasdaq.

The goal of the Nominating and Governance Committee is to ensure that the members of our Board of Directors have a variety of perspectives and skills derived from high- quality business and professional experience. The Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Directors. To this end, the committee seeks nominees with high professional and personal integrity, an understanding of our business lines and industry, diversity of business experience and expertise, broad-based business acumen and the ability to think strategically. Although neither we nor our Nominating and Governance Committee has a formal policy about diversity in the nominee selection process, our Nominating and Governance Committee charter states that the committee's goal is to develop a diverse and experienced board. In the context of the existing composition and needs of the board and its committees, the Nominating and Governance Committee considers various factors, including, but not limited to, independence, age, diversity (which, in this context, means race, ethnicity and gender), integrity, skills, financial and other expertise, breadth of experience and knowledge about our business or industry. Although the Nominating and Governance Committee uses these and other criteria to evaluate potential nominees, we have not established any particular minimum criteria for nominees. After its evaluation of potential nominees, the committee submits nominees to the Board of Directors for approval. When appropriate, the Nominating and Governance Committee may in the future retain executive recruitment firms to assist in identifying suitable candidates but has not done so in connection with this Annual Meeting.

The Nominating and Governance Committee is responsible for, among other things:

●	assisting our Board of Directors in identifying prospective director nominees and recommending to our Board of Directors the director nominees for each annual meeting of stockholders;
●	evaluating the performance of current members of our Board of Directors;

●	ensuring that our Board of Directors is properly constituted to meet its fiduciary obligations to us and our stockholders and that we follow appropriate governance standards;
●	developing principles of corporate governance and recommending them to our Board of Directors;
●	overseeing compliance by our Board of Directors and its committees with applicable laws and regulations, including those promulgated by the rules of the SEC and Nasdaq; and
●	overseeing the evaluation of our Board of Directors and recommending compensation of Board members.

The Nominating and Governance Committee acts under a written charter adopted and approved by our Board of Directors. A copy of the charter of our Nominating and Governance Committee is available on the Investors page on our website located at www.swseedco.com.

In addition to the candidates proposed by our Board of Directors or identified by the Nominating and Governance Committee, the Committee considers candidates for director suggested by our stockholders in accordance with the procedures described in the Questions and Answers section in response to the question "May I propose actions for consideration at next year's annual meeting of stockholders or nominate individuals to serve as directors?" Stockholder nominations that comply with these procedures and that meet the criteria outlined in our bylaws will receive the same consideration that the Nominating and Governance Committee's nominees receive.

Executive Committee

In December 2014, the Board established a special committee for the purpose of aiding Mr. Harvey in conducting and better managing the day to day operations of the business. The current members of the Executive Committee are Messrs. Bornt, Harvey and Nordstrom, chosen because of their extensive personal experience in agricultural operations and the seed business. Mr. Harvey chairs the Executive Committee, which. serves at the pleasure of the Board and the chairman. There are no scheduled meetings, no minutes taken and no additional compensation for service. On average, the committee met one to two times per month, as needed to address specific operational issues, consider material contracts proposed by management or to monitor activities in seed production or seed sales. The committee reports to the board at quarterly board meetings or on an interim basis as necessary.

Board Independence

Our Board of Directors is predominantly independent. Of our nine continuing directors, only one is an employee. We have affirmatively determined that six of our nine directors who are standing for reelection, namely Messrs. Fleming, Matina, Seidler, Smith, Wickersham and Wong, representing a majority of our current directors, are "independent directors" as defined under the rules of the SEC and Nasdaq.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, our Board of Directors has a policy of conducting executive sessions of the independent directors. The board periodically holds regular executive sessions of the independent directors. These directors may designate one of their number to preside at each session, although it need not be the same director at each session. Regardless of the fact that these executive sessions are required by Nasdaq, we believe they are important vehicles to encourage open communication. Whether a presiding director is selected for each session or not, one among the directors present is designated to communicate the results of each such meeting to the full board.

Board Meetings and Attendance

The Board held nine meetings during fiscal year 2015 (with three meetings each held over a two-day period, for a total of 12 meeting days) and took action by unanimous written consent on one other occasion. Each director attended at least 75% of the aggregate number of meetings of our Board and the committees on which such director served during fiscal year 2015.

Board Attendance at Annual Stockholder Meetings

Our Board members are strongly encouraged to attend each annual meeting of stockholders. All of our then-current directors who were standing for reelection and the one new director nominee attended the 2014 Annual Meeting.

Board Leadership

The Board does not have a formal policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of our company and our stockholders. Currently, we separate the role of Chairman and Chief Executive Officer, with Mr. Harvey serving as the Chairman and Mr. Grewal serving as Chief Executive Officer. The Board believes that this separation is presently appropriate as it allows the Chief Executive Officer to focus primarily on leading the day-to-day operations of the Company, while the Chairman can focus on leading the Board in its consideration of strategic issues and monitoring corporate governance and other stockholder issues.

Each of the committees of the board consists entirely of independent directors.

Our Chairman is selected by a majority of the Board of Directors. The Chairman may be replaced at any time by a vote of a majority of the Board of Directors then serving; provided, however, that the Chairman may not be removed as a director of the Company except in accordance with the Nevada Revised Statutes, our bylaws, and other applicable law.

In fiscal 2015, our independent directors designated Michael M. Fleming to continue to serve as Lead Director. The Lead Director has specifically enumerated duties and responsibilities, which include:

The lead director has specifically enumerated duties and responsibilities, which include:

●	advising and consulting with the Chairman regarding the information, agendas and schedules of Board and Board Committee meetings;
●	advising the Chairman as to the quality, quantity and timeliness of the information submitted by management to the independent directors;
●	recommending to the Board and the Board Committees the retention of advisers and consultants to report directly to the Board;
●	calling meetings of the independent directors, as appropriate, and serving as chairman of such meetings;
●	serving as principal liaison between the independent directors and the Chairman and between the independent directors and senior management;
●	ensuring that independent directors have adequate opportunities to meet and discuss issues in sessions of the independent directors without management being present;
●	communicating to management, as appropriate, the results of private discussions among independent directors; and
●	responding directly to stockholder and other stakeholder questions and comments that are directed to the lead independent director or to the independent directors as a group.

Board Risk Oversight

Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our full Board of Directors, our senior management are responsible for the day-to-day management of the material risks we face. In its oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. This involvement of the Board of Directors in setting our business strategy is a key part of its oversight of risk management, its assessment of management's appetite for risk and its determination of what constitutes an appropriate level of risk for us. Additionally, our Board of Directors regularly receives updates from senior management and outside advisors regarding certain risks we face, including various operating risks. Our senior management attends meetings of our Board of Directors, and each committee meets with key management personnel and representatives of outside advisors as necessary. Additionally, senior management makes itself available to address any questions or concerns raised by the board on risk management and any other matters.

Each of our board committees oversees certain aspects of risk management.

Board/Committee	Primary Areas of Risk Oversight

Full Board

Strategic, financial and execution risks and exposures associated with our business strategy, product innovation and sales road map, policy matters, significant litigation and regulatory exposures and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures

Audit Committee

Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, investment guidelines and credit and liquidity matters, internal investigations and enterprise risks

Compensation Committee

Risks and exposures associated with leadership assessment, executive compensation policies and practices and is responsible for establishing and maintaining compensation policies and programs designed to create incentives consistent with our business strategy that do not encourage excessive risk-taking

Nominating and Governance Committee	Risks and exposures associated with director and senior management succession planning, director independence, corporate governance and overall Board effectiveness

Additional review or reporting on enterprise risks will be conducted as needed or as requested by the Board of Directors or a committee thereof.

Communications with the Board of Directors

Stockholders and interested parties who wish to contact our Board of Directors, our Chairman, any other individual director, or the non-management or independent directors as a group, are welcome to do so in writing, addressed to such person(s) in care of our Corporate Secretary. E-mail correspondence of this nature should be sent to secretary@swseedco.com, and other written correspondence should be addressed to S&W Seed Company, 7108 North Fresno Street, Suite 380, Fresno, CA 93720, Attention: Secretary.

Our Corporate Secretary has undertaken to forward all written stockholder correspondence to the appropriate director(s), except for spam, junk mail, mass mailings, customer complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Secretary will determine, in her discretion, whether any response is necessary and may forward certain correspondence, such as customer-related inquiries, elsewhere within our company for review and possible response. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Nominating and Governance Committee. Comments or questions regarding executive compensation will be referred to the Compensation Committee.

Code of Business Conduct and Ethics

Our Board of Directors values effective corporate governance and adherence to high ethical standards. As such, the Board has adopted a Code of Business Conduct and Ethics, which is applicable to all of our employees, officers and directors, including our senior executive and financial officers. Our Code of Business Conduct and Ethics is available on our corporate website located at www.swseedco.com/investors.

We will provide our code of ethics in print without charge to any stockholder who makes a written request to: S&W Seed Company, 7108 North Fresno Street, Suite 380, Fresno, CA 93720, Attention: Secretary, or by e-mail to secretary@swseedco.com. Any waivers of the application of, and any amendments to, our code of ethics must be made by our Board of Directors and will be disclosed promptly on our Internet website, www.swseedco.com.

Director Compensation

Overview

Our director compensation programs are designed to provide an appropriate incentive to attract and retain qualified non-employee board members. The Nominating and Governance Committee is responsible for reviewing the equity and cash compensation for directors on an annual basis and making recommendations to the Board, in the event it determines changes are needed. In fiscal 2014, the Committee sought and received input from Frederic W. Cook & Co. regarding compensation of non-employee directors, which was used as one of its resources in setting non-employee director compensation. The compensation structure in fiscal 2015 remained in line with the prior year. The Committee could retain such independent advice in the future.

Director Summary Compensation Table

The following table summarizes the fiscal 2015 compensation earned by each person who served on the Board at any time during fiscal 2015, other than Mr. Grewal, whose compensation is described under "Executive Compensation" beginning on page 40.

	Fees paid in cash ($)(1)		Option Awards ($)(2)	Total ($)

Glen D. Bornt	$ 34,750		$10,824	$ 45,574
Michael C. Culhane(3)	18,000		-	18,000
Michael M. Fleming	54,000		10,824	64,824
Mark J. Harvey	145,917	(4)	10,824	156,740
Alexander C. Matina(5)	-		-	-
Michael N. Nordstrom(6)	50,000		10,824	60,824
Charles B. Seidler	38,250		10,824	49,074
William S. Smith	38,000		12,490	50,490
Ann Veneman(3)	7,000		-	7,000
Grover T. Wickersham	132,750	(7)	10,824	143,574
Mark Wong	46,000	(8)	10,824	56,824

____________

(1) See the table under the caption "Annual Retainer and Per Meeting Fees for Non-Employee Directors" for an explanation and breakdown of the cash fees.
(2) The amounts shown for option awards represent the aggregate grant date fair value of such awards granted to the directors as computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation-Stock Compensation. For each award, the grant date fair value is calculated using the closing price of our common stock on the grant date. These amounts do not correspond to the actual value that may be realized by the directors upon vesting or exercise of such awards. For information on the assumptions used to calculate the value of the awards, refer to Note 13 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015.
(3) Mr. Culhane and Ms. Veneman did not stand for election to the Board at the 2014 Annual Meeting.
(4) This amount represents a stipend of $125,000 paid to Mr. Harvey for his role as Non-Executive Vice Chairman of the Board and Chairman, in addition to the per meeting fees described below. Mr. Harvey served as Vice Chairman of the Board until December 2014, when he was elected Chairman.
(5) Mr. Matina joined the Board in May 2015.
(6) Mr. Nordstrom was re-elected to the Board in March 2015 having served from 2009 until he stepped down in December 2013. However, he continued to attend board meetings as an observer and was compensated therefor. In addition, both before and after his reelection, he was compensated in his capacity as Chairman of the Board of our Australian subsidiary, Seed Genetics International Pty Ltd. ("SGI") throughout fiscal 2015. The compensation he received as Chair of SGI in fiscal 2015 is included in the column "All Other Compensation." Mr. Nordstrom has voluntarily agreed to step aside as a director of S&W as of the Annual Meeting to assist the Board in reducing its size and increasing its efficiency. He will remain Chairman of the Board of SGI and will have observer status at our Board meetings.
(7) This amount represents a stipend of $75,000 paid to Mr. Wickersham for his role as Non-Executive Chairman of the Board through December 2014 and thereafter, as Non-Executive Vice Chairman, in addition to the per meeting fees described below.
(8) Mr. Wong was elected to the Board in December 2014 but made himself available to assist the Board throughout the second quarter of fiscal 2015, prior to his official election. This amount includes $5,000 paid as a pro rata portion of the 2014 annual retainer in addition to the 2015 annual retainer. Mr. Wong is paid an additional $5,000 per quarter to consult with the Chairman, the full board or any committee thereof.

Annual Retainer and Per Meeting Fees for Non-Employee Directors

Directors who are also our employees do not receive any additional compensation for their service on the board. Non-employee directors are paid an annual cash retainer of $20,000. Michael (Mick) M. Fleming, the Chairman of the Audit Committee and the Compensation Committee, as well as serving as lead independent director, is paid an additional $20,000 per year cash retainer for his service in those capacities. In fiscal 2015, the Chairman of the Board and the Vice Chairman of the Board were paid an additional annual stipend of $125,000 and $75,000, respectively, payable monthly.

In addition to the annual retainer, non-employee directors receive:

●	$1,500 for each in-person board meeting attended;
●	$750 for each telephonic board meeting attended;
●	$500 for each in-person committee meeting attended; and
●	$250 for each telephonic committee meeting attended.

We reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings and for other company-related out-of-pocket expenses they may incur from time to time.

The following table summarizes the cash compensation paid in fiscal 2015 by our directors for service on the Board. As noted above, Mr. Grewal, our Chief Executive Officer and President, also sits on our Board but receives no additional compensation in that capacity. Mr. Culhane and Ms. Veneman served on the Board until the 2014 Annual Meeting in December 2014. Mr. Wong joined our Board in December 2014, Mr. Nordstrom joined the Board in March 2015, and Mr. Matina joined the Board in May 2015.

Director Name	Annual Retainer	Board Meetings	Committee Meetings	All Other Comepnsation	Total

Glen D. Bornt	$25,000	$9,750	-	-	$34,750
Michael C. Culhane	15,000	3,000	-	-	18,000
Michael M. Fleming	40,000	10,000	4,000	-	54,000
Mark J. Harvey	135,417	10,250	250	-	145,917
Alexander C. Matina	-	-	-	-	-
Michael N. Nordstrom	5,000	3,500	-	$41,500(1)	50,000
Charles B. Seidler	25,000	10,000	3,250	-	38,250
William S. Smith	25,000	10,500	2,500	-	38,000
Ann Veneman	5,000	2,000	-	-	7,000
Grover T. Wickersham	122,500	9,750	750	-	132,750
Mark Wong	25,000	5,000	1,000	15,000(2)	46,000

________

(1) Mr. Nordstrom was paid to attend board meetings of our board in his capacity as chairman of the boards of our two Australian subsidiaries in addition to fees paid for serving in those capacities and attending meetings of the subsidiary boards.
(2) Mr. Wong was paid an additional $5,000 retainer when he joined the Board in December 2014 as his pro rata share of the calendar year 2014 retainer to compensate him for his service to the board in the second fiscal quarter of 2015 before his official election in December 2014.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of October 20, 2015, by:

●	each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock;
●	our executive officers named in the Summary Compensation Table and our current directors and director nominees; and
●	all of our executive officers and directors as a group.

Except as otherwise indicated below, the address of each beneficial owner listed in the table is c/o  S&W Seed Company, 7108 North Fresno Street, Suite 380, Fresno, CA 93720.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 13,482,930 shares of common stock outstanding on October 20, 2015. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 20, 2015 (December 19, 2015). We did not deem these exercisable shares outstanding, however, for the purpose of computing the percentage ownership of any other person. The applicable footnotes are an integral part of the table and should be carefully read in order to understand the actual ownership of our securities, particularly by the 5% stockholders listed in the table.

			Number of Shares Subject
			to Options, Warrants or
			Convertible Securities
	Number of		Convertible or Exercisable
	Shares		by		Total Shares Beneficially Owned
Name of Beneficial Owner	Beneficially Held		December 19, 2015		Number(1)	Percentage

5% Stockholders
RMB Capital Management LLC(2)	1,129,157		418,529	(3)	1,547,686	11.0%
MFP Partners, LP(4)	1,294,000		492,390	(5)	1,786,390	12.8
Hudson Bay Capital Management, L.P. (6)	-		1,470,787	(7)	1,470,787	9.8
Empery Asset Management, L.P. (8)	-		1,103,944	(9)	1,103,944	7.6
Wolverine Asset Management, LLC(10)	14,589		871,683	(11)	886,272	6.2

Directors, Director Nominees and Executive Officers
Glen D. Bornt	180,000		24,750		204,750	1.5
Michael (Mick) M. Fleming	6,560		34,750		41,310	*
Mark S. Grewal	95,018		131,744		226,762	1.7
Mark J. Harvey	189,500	(12)	12,250		201,750	1.5
Alexander C. Matina	-		1,750		1,750	*
Michael N. Nordstrom	43,227	(13)	34,750		77,977	*
Charles (Chip) B. Seidler	55,393		34,750		90,143	*
William S. Smith	50,000		7,447		57,447	*
Grover T. Wickersham	705,960	(14)	74,750		780,710	5.8
Mark Wong	-		5,250		5,250	*
Matthew K. Szot	39,529		99,993		139,522	1.0
Dennis Jury	217,467	(15)	25,662		243,129	1.8

All executive officers and directors as a group (12 persons)	1,125,687	(16)	487,846	(16)	1,613,533	11.5

__________

(1) Calculated as the sum of the number of shares beneficially held (Column 2) plus the number of shares issuable upon exercise of options that have vested or will vest by December 19, 2015 (Column 3).
(2) RMB Capital Management, LLC ("Capital Management") is an investment adviser registered under the Investment Advisers Act of 1940. The shares shown as owned by Capital Management are directly owned by funds affiliated with Iron Road Capital Partners, LLC ("Iron Road"). Capital Management and RMB Capital Holdings, LLC are the managers of Iron Road. The address for all of the affiliated entities is 115 South LaSalle Street, Chicago, IL 60603.
(3) Includes (i) 248,530 shares issuable upon conversion of debentures and 169,999 shares issuable upon exercise of warrants. However, the debentures are subject to a 9.99% blocker, and the warrants are subject to a 4.99% blocker. As such, RMB/Iron Road is unable to convert or exercise, as applicable, its debenture or warrants, if after any such conversion or exercise, it would beneficially own more than 9.99% or 4.99%, as applicable, of the outstanding shares of common stock. The shares included in the table report the number of shares that would be issuable upon conversion and exercise, as applicable, in full without giving effect the 9.99% and 4.99% blockers as of the date of the table. Therefore, the actual number of shares of common stock beneficially owned by RMB/Iron Road, after giving effect to the blockers, is less than the number reported in the table.
(4) MFP Investors LLC is the general partner of MFP Partners, L.P. ("MFP"). Michael F. Price is the managing partner of MFP and the managing member and controlling person of MFP Investors, LLC. The address for MFP is 667 Madison Avenue, 25th Floor, New York, NY 10065. Alexander C. Matina, a member of our Board of Directors, is Vice President, Investments of MFP.
(5) Includes (i) 292,390 shares issuable upon conversion of debentures and (ii) 200,000 shares issuable upon exercise of warrants. These securities are convertible and exercisable into common stock only to the extent that, upon such conversion or exercise, MFP will not own shares in excess of 9.99% of the total number of shares outstanding immediately after giving effect to the conversion or exercise. The total in this table takes into account this limitation as of the date of the table but does not reflect the maximum total that may be converted or exercised at any time thereafter. The information set forth is based on the information provided by MFP's Schedule 13D filed with the SEC on June 1, 2015 and S&W's internal records relating to the outstanding principal amount of debentures as of the date of the table. Alexander C. Matina, a member of our Board of Directors, is Vice President of Investments for MFP.
(6) Hudson Bay Master Fund Ltd.("HB Master Fund") is the registered owner of convertible debentures and warrants. Hudson Bay Capital Management LP serves as the investment manager to HB Master Fund. Hudson Bay's address is 777 Third Avenue, 30th Floor, New York, NY 10017. The information set forth is based on the information provided by Hudson Bay's Schedule 13G filed with the SEC on February 10, 2015 and S&W's internal records relating to the outstanding principal amount of debentures as of the date of the table.
(7) Includes (i) 870,787 shares issuable upon conversion of debentures and (ii) 600,000 shares issuable upon exercise of warrants. The debentures are subject to a 9.99% blocker and the warrants are subject to a 4.99% blocker. As such, Hudson Bay is unable to convert or exercise, as applicable, its debenture or warrants, if after any such conversion or exercise, it would beneficially own more than 9.99% or 4.99%, as applicable, of the outstanding shares of common stock. The shares included in the table report the number of shares that would be issuable upon conversion and exercise, as applicable, in full without giving effect the 9.99% and 4.99% blockers as of the date of the table. Therefore, the actual number of shares beneficially owned by Hudson Bay, after giving effect to the blockers, is less than the number reported in the table.
(8) Empery Asset Management, L.P.("EAM") is the investment manager of Empery Tax Efficient, LP, Empery Tax Efficient II, LP and Empery Asset Master, Ltd. (the "Funds") and is deemed to have voting and dispositive power over the shares in the table. Ryan M. Lane and Martin D. Hoe are the managing members of Empery AM GP, LLC, the general partner of EAM. The address for the affiliated entities and individuals is 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.
(9) Includes (i) 292,390 shares issuable upon conversion of debentures and (ii) 400,000 shares issuable upon exercise of warrants. The information set forth is based on S&W's internal records relating to the outstanding principal amount of debentures as of the date of the table.

(10) Wolverine Asset Management, LLC ("WAM") is an investment manager of Wolverine Flagship Fund Trading Limited (the "Fund") and is deemed to have voting and dispositive power over the shares in the table. The sole member and manager of WAM is Wolverine Holdings, L.P. ("Wolverine Holdings"). Robert R. Bellick and Christopher L. Gust may be deemed to control Wolverine Trading Partners, Inc., the general partner of Wolverine Holdings. The address for the affiliated entities and persons is 175 West Jackson Boulevard, Chicago, IL 60604.
(11) Includes (i) 511,683 shares issuable upon conversion of debentures and (ii) 350,000 shares issuable upon exercise of warrants. Also includes 10,000 shares issuable upon exercise of options held by other affiliated entities. The information set forth is based on the information provided by the affiliated entities' Amendment No. 1 to Schedule 13G filed on February 17, 2015 and S&W's internal records relating to the outstanding principal amount of debentures as of the date of the table.
(12) Includes (i) 1,500 shares held directly by Mr. Harvey; and (ii) 188,000 shares held in a retirement fund as to which Mr. Harvey is a beneficiary.
(13) Includes (i) 3,750 shares held directly by Mr. Nordstrom; (ii) 14,477 shares held in a trust as to which Mr. Nordstrom is a trustee and beneficiary; and (iii) 25,000 shares owed by Mr. Nordstrom's wife.

(14) Includes (i) 184,818 shares held directly by Mr. Wickersham; (ii) 422,000 shares owed by a limited partnership, the corporate general partner of which is owned by Mr. Wickersham; (iii) 51,022 shares owned by the corporate general partner referred to is (ii); (iv) 24,397 shares owned by Mr. Wickersham's minor daughter's irrevocable trust, for which Mr. Wickersham serves as trustee; and (v) 23, 723 shares owed by a corporation of which Mr. Wickersham is the majority shareholder. Mr. Wickersham disclaims beneficial ownership of the shares held indirectly, except to the extent of his pecuniary interest.
(15) Includes 1,250 shares owned directly by Mr. Jury; (ii) 88,000 shares owned by a trust as to which Mr. Jury is a co-trustee and beneficiary; and (iii) 128,217 shares owned by a retirement fund as to which Mr. Jury is a beneficiary.
(16) See footnotes (12) through (15).

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

General

The business and affairs of our company are managed under the direction of the Board of Directors, as provided by Nevada law and our Bylaws. The Board of Directors establishes corporate policies and strategies and supervises the implementation and execution of those policies and strategies by our officers and employees. The directors are kept informed of our company operations at meetings of the Board, through reports and analyses prepared by, and discussions with, company management.

Our Articles of Incorporation provide that the number of members of the Board of Directors may be set by the board resolution. The board has currently set the size of the Board of Directors at nine members. That number may be changed by further resolution of the board or by an amendment to the Bylaws approved by the stockholders or the board.

The board proposes that the nine director-nominees named in the following summary be elected as our directors, each to hold office until the 2016 Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

Our directors are elected in uncontested elections by a majority vote. In contested director elections, elections whereby the number of nominees exceeds the number of directors to be elected, the directors will be elected by a plurality of the votes cast and the nominees receiving the greatest numbers of votes will be elected to serve as directors. The election of directors at this year's Annual Meeting is an uncontested election and thus the majority voting standard applies.

To be elected in an uncontested election, a director must receive the affirmative vote of a majority of the votes cast with respect to the director's election. This means that a director will be elected if the number of votes cast for that director's election exceeds the number of votes cast against that nominee's election. Broker non-votes and abstentions will not be counted as votes cast, and, accordingly, will have no effect on the election of directors. If an incumbent director is not elected and no successor has been elected at the meeting, he or she shall promptly tender his or her conditional resignation following certification of the vote. The Nominating and Governance Committee will consider the resignation offer and recommend to the Board whether to accept such offer. The Board will endeavor to act on the recommendation within 90 days following the recommendation. Thereafter, the Board will promptly disclose its decision whether to accept the director's resignation offer (and its rationale for rejecting the offer, if applicable) in a press release and filing an appropriate disclosure with the SEC. If the Board accepts the resignation, then the Board, in its sole discretion, may, pursuant to the Company's Bylaws, fill any resulting vacancy or may decrease the size of the Board.

Nevada corporate law does not require cumulative voting in the election of directors, and neither our Articles of Incorporation nor Bylaws provide for cumulative voting.

Nominees

The Nominating and Governance Committee of the Board recommended, and the full Board of Directors approved, Glen D. Bornt, Michael (Mick) M. Fleming, Mark S. Grewal, Mark J. Harvey, Alexander C. Matina, Charles (Chip) B. Seidler, William S. Smith, Grover T. Wickersham and Mark Wong as nominees for election as directors at the Annual Meeting. If elected, each of the directors will serve until the 2016 annual meeting of stockholders, and until a successor is qualified and elected or until his earlier resignation or removal. Each of the nominees is currently a director of our company. For information concerning the nominees, please see "Information about the Directors and Nominees" above in this proxy statement.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of Glen D. Bornt, Michael (Mick) M. Fleming, Mark S. Grewal, Mark J. Harvey, Alexander M. Matina, Charles (Chip) B. Seidler, William S. Smith, Grover T. Wickersham and Mark Wong. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

Vote Required

Each director is elected by a majority of the votes cast at the Annual Meeting, meaning that to be elected, the director must receive more "for" votes than "withheld" votes. Broker non-votes have no bearing on the outcome of the election.

The Board of Directors recommends that you for "FOR" the election of each of the nominees named above.

PROPOSAL NO. 2
APPROVAL OF AMENDMENT NO. 3 TO THE COMPANY'S
AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN
TO INCREASE THE SHARE RESERVE FROM 1,700,000 TO 2,450,000

In December 2012, our stockholders approved the Amended and Restated 2009 Equity Incentive Plan. In December 2013, the stockholders approved an amendment to the plan increasing the total number of shares available for grants and awards to 1,700,000. At the Annual Meeting, we are asking our stockholders to approve a further increase of 750,000 additional shares, for an aggregate plan size of 2,450,000 shares. Based on current practices and expectations, we anticipate that this increase will be sufficient for our purposes two to three years, although we recognize, as should our stockholders, that circumstances could change and impact this estimate.

Background for Request for Additional Shares

Each year, the Compensation Committee of our Board of Directors and our management team review our overall compensation strategy and determine the allocations of cash and equity compensation. We continue to believe that equity compensation is an important component to recruit, retain and motivate key employees and effectively aligns employee compensation with stockholder interests. The 2009 Plan is the sole plan for providing equity incentive compensation to eligible employees, directors and consultants. The Board believes that our 2009 Plan is in the best interest of stockholders and our company, as equity awards granted under the plan help to attract, motivate and retain talented employees and non-employee directors, align employee and stockholder interests, link employee compensation with company performance and maintain a culture based on employee stock ownership.

Prior to Amendment No. 3 to the 2009 Plan, which was approved by the Compensation Committee and the full board in July 2015, the 2009 Plan provided for up to 1,700,000 shares to be issued pursuant to these various awards and grants. As of October 20, 2015, there are only 28,001 shares eligible for grants under the Amended 2009 Plan. As a result of the DuPont Pioneer acquisition, we acquired the services of an additional 31 employees who became eligible to participate in the 2009 Plan, which had an impact on the rate at which our current share reserve was utilized. If this proposal is approved, 750,000 additional shares will be added to the authorized grant amount to increase the 2009 Plan total to 2,450,000 shares, of which 778,001 shares will be available for future grants. No other amendments have been adopted by the Board or are being requested to be approved by the stockholders.

If the stockholders do not approve this Proposal, the 2009 Plan will continue in full force and effect, but we will not have sufficient shares of our common stock to issue equity- based incentive awards consistent with our compensation philosophy. In such circumstances, we would find it necessary to devote a significantly greater portion of our cash on hand and cash generated from operations to compensate our employees, directors, consultants and potential new hires.

Our Compensation Committee reviewed our 2009 Plan and discussed in detail (i) management's recommendations of the proposed changes and awards, and (ii) feedback from members of the Board. In determining the number of shares of common stock reserved for issuance under the Amended 2009 Plan, the Compensation Committee considered a number of factors, including:

  Historical Grant Practices. The Compensation Committee considered the historical amounts of equity awards we have granted in the past three years. In fiscal years 2013, 2014 and 2015, the number of shares of our common stock subject to new grants or awards was 175,000, 270,000 and 227,197, respectively. Accordingly, we used 672,197 shares over a three year period. Our average burn rate over the past three years is 4.72%, which is well below the Institutional Shareholder Services 2015 Software & Services industry cap of 7.9%.

  Awards Outstanding Under Existing Grants. As of October 20, 2015, we had outstanding stock options exercisable (once completely vested) for an aggregate of 901,697 shares of common stock and restricted stock units covering 150,643 shares of common stock that have been granted under the 2009 Plan. This represents approximately 7.8% of the outstanding shares of our common stock (commonly referred to as our "overhang").

  Expected Utilization. We currently forecast that the requested share increase from shares that may be added to the 2009 Plan will be sufficient to help us achieve our recruiting and retention efforts for two to three years. However, a change in business conditions or our company strategy could alter this projection.

The purpose of the share increase amendment is to provide us with a sufficient reserve of common stock to offer appropriate incentives to our executive officers, employees, directors and consultants. We actively compete for highly qualified people to work on our team, and our equity program is a key component of our strategy to attract and retain key individuals. In addition, as we continue to pursue our acquisition strategy, we expect that we will be adding additional employees. We believe that the share requirements of our equity program need to grow with our company.

Historical Grant Information

Historically, the Board has relied on granting equity awards in lieu of paying cash incentive bonuses to our executives. Since the inception of the 2009 Plan, grants and awards for a total of 1,914,030 shares have been issued to officers, directors, employees and consultants. Of the options that have been granted under the existing 2009 Plan since inception and without regard to subsequent forfeitures, net issuances and tax withholding of shares, 458,197 have been granted to directors, 682,000 have been granted to executive officers, 320,500 have been granted to other key employees and 12,000 have been granted to consultants since the inception of the 2009 Plan. Although not fixed under the 2009 Plan, initially, options were granted for five year terms. The options granted since December 2014 have ten-year terms. Regardless of the term, all options granted have been subject to quarterly vesting over periods ranging from four to 12 quarters. Beginning in fiscal 2013, the Compensation Committee began recommending the use of RSUs, and through October 20, 2015, a total of 88,333 RSUs have been awarded under the 2009 Plan to executive officers and other key employees. The RSUs are typically subject to quarterly vesting over a period of years, currently ranging from three to four and one-half years. The 73,000 restricted stock awards granted to date under the 2009 Plan were granted in fiscal 2012 to members of our executive management team and vested annually over three years. Restricted stock awards have not been utilized since those initial awards in fiscal 2012.

Summary of the Amended and Restated 2009 Equity Incentive Plan (the "2009 Plan")

The following is a summary of the principal features of the 2009 Plan and its operation. The summary is qualified in its entirety by reference to the Amended and Restated Plan, which was refiled as Exhibit 10.34 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 in order to consolidate the Amended and Restated Plan and its subsequent amendments. The 2015 Form 10-K, including Exhibit 10.34, is available on the SEC website at www.sec.gov. Any stockholder may request a copy of the Amended and Restated 2009 Plan by contacting our us through our Corporate Secretary, 7108 North Fresno Street, Suite 380, Fresno, CA 93720.

General

The 2009 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock units, stock appreciation rights, and other forms of equity compensation (collectively referred to in this proxy statement as equity awards). The 2009 Plan also provides the ability to grant performance equity awards and performance cash awards (together referred to in this proxy statement as performance awards), which enable our Compensation Committee to use performance criteria in establishing specific targets to be attained as a condition to the vesting of awards.

Incentive stock options granted under the 2009 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code (referred to in this proxy statement as the Code). Nonstatutory stock options granted under the 2009 Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of equity awards.

The 2009 Plan provides eligible employees, executive officers, directors and consultants with the opportunity to benefit from increases in the value of our common stock as an incentive to such individuals to exert maximum efforts toward our success, thereby aligning their interests with the interests of our stockholders.

Administration

The 2009 Plan as amended provides that our Board of Directors has the authority to construe and interpret the 2009 Plan, to determine the persons to whom and the dates on which equity awards will be granted, the number of shares of common stock to be subject to each equity award, the time or times during the term of each equity award within which all or a portion of the award may be exercised, the exercise, purchase, or strike price of each equity award, the type of consideration permitted to exercise or purchase each equity award and other terms of the equity awards.

Our Board of Directors has the authority to delegate some or all of the administration of the 2009 Plan to a committee or committees composed of members of our Board. A committee may consist solely of two or more "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act or solely of two or more "outside directors" within the meaning of Section 162(m) of the Code. The 2009 Plan also permits delegation of administration of the plan to one or more executive officers with respect to grants to our employees, including the employees of our subsidiaries. Our Board of Directors has delegated to the Compensation Committee administration of the 2009 Plan. The Compensation Committee, as currently constituted, consists of four non-employee directors within the meaning of Section 16b-3 who also are outside directors within the meaning of Section 162(m). As used herein, the term "Plan administrator" refers to the Board or duly constituted committee, whichever is serving as the administrator of the 2009 Plan. Until changed by further action of the Board, that currently means the Compensation Committee of the Board.

Eligibility

General. The Plan provides that our employees, executive officers, directors and consultants are eligible to be granted awards. As of October 20, 2015, we have nine non-executive officer directors, three executive officers and 61 non-executive officer employees (including employees of SGI) who are eligible to participate.

Incentive Stock Options. Incentive stock options may be granted under the 2009 Plan only to employees (including executive officers) of S&W and our affiliates. The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options will be 2,450,000 shares of common stock, if this proposal is approved by the stockholders. No incentive stock option may be granted under the 2009 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of S&W or our affiliates, unless the exercise price of such stock option is at least 110% of the fair market value of the stock subject to the stock option on the date of grant and the term of the stock option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2009 Plan and any other equity plans of S&W and our affiliates) may not exceed $100,000. Any excess of such amount will be treated as nonstatutory stock options.

Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units and Other Awards. Nonstatutory stock options, restricted stock, restricted stock units and all other types of equity awards and performance awards authorized under the 2009 Plan may be granted to employees (including executive officers), directors and consultants of S&W and our affiliates.

Individual Limit. No person may be granted stock options or stock appreciation rights under the 2009 Plan covering more than 250,000 shares of common stock during any calendar year.

Stock Subject to the 2009 Plan

As of October 20, 2015, only 28,001 shares of common stock were available for future grants under the 2009 Plan. If this Proposal is approved by our stockholders, a total of 778,001 shares will be available for future grants under the 2009 Plan.

The number of shares of common stock available for issuance under the 2009 Plan is currently reduced by one share for each share of common stock issued pursuant to a stock option, stock appreciation right, restricted stock awards, restricted stock unit awards or other awards.

If a stock option or stock appreciation right award expires or otherwise terminates without being fully exercised, if shares subject to a restricted stock award or restricted stock unit award are forfeited to or repurchased by us, or if an equity award is settled in cash, the shares not issued under those awards, or the shares forfeited to or repurchased by us, become available for subsequent issuance under the 2009 Plan. Such returning shares will increase the number of shares available for issuance under the 2009 Plan, if amended, by one share per share returned.

If shares subject to an award granted under the 2009 Plan are not delivered to a participant because:

●	an equity award is exercised through a reduction in the number of shares subject to the equity award (a "net exercise"),
●	the appreciation distribution upon exercise of a stock appreciation right is paid in shares of common stock, or
●	shares are withheld in satisfaction of applicable withholding taxes,

then those shares become available for subsequent issuance under the 2009 Plan. If the exercise price of a stock option is satisfied by a participant tendering previously held shares, the tendered shares do not become available for subsequent issuance under the 2009 Plan.

Terms of Stock Options

We may grant stock options under the 2009 Plan pursuant to stock option agreements adopted by our Board of Directors or a duly authorized committee. The following is a description of the permissible terms of stock options under the 2009 Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

Exercise Price. The exercise price of incentive stock options and nonstatutory stock options may not be less than 100% of the fair market value of the stock subject to the stock option on the date of grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value.

Consideration. The stock option exercise price may, at the discretion of the plan administrator, be paid in cash or by check, pursuant to a broker-assisted cashless exercise, by delivery of other shares of S&W common stock, pursuant to a net exercise arrangement, or in any other form of legal consideration acceptable to the Plan administrator.

Vesting. Stock options granted under the 2009 Plan vest, or become exercisable, as determined by the plan administrator. Vesting typically occurs during the optionholder's continued service with S&W or an affiliate, whether such service is in the capacity of an employee, director or consultant (collectively referred to as service) and regardless of any change in the capacity of the optionee, or upon achievement of quantitative or qualitative goals determined by the plan administrator. Shares covered by different stock options may be subject to different vesting terms.

Term. Under the current 2009 Plan, the maximum term of a stock option is ten years, except that in certain cases (see "Eligibility" above) the maximum term is five years. Options granted to date have had terms of either five years or ten years.

Holding Period After Exercise. The 2009 Plan does not require any optionee who exercises stock options to hold the shares issued upon exercise for any period of time. Accordingly, holders of options are able to exercise options and sell the underlying stock concurrently, although in the case of the exercise of an incentive stock option, the tax benefits accruing to the holder thereof could be jeopardized if the applicable holding period for incentive stock options is not complied with.

Termination of Service. Stock options generally terminate three months after termination of a participant's service unless:

●	the stock option agreement by its terms specifically provides otherwise,
●

termination is due to the participant's disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months of termination,

●

the participant dies before the participant's service has terminated, or the participant dies within a specified period after termination of service, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the participant's death) within 12 months of the participant's death by the person or persons to whom the rights to such stock option have passed, or

●	the participant is terminated for cause (as defined under the 2009 Plan), in which case the stock option terminates immediately and will cease to be exercisable (whether vested or unvested).

The stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws. In no event, however, may a stock option be exercised beyond the expiration of its term.

Restrictions on Transfer. A participant generally may not transfer a stock option other than by will, by the laws of descent and distribution, or pursuant to a domestic relations order. During the lifetime of the participant, only the participant may exercise a stock option (except in instances pursuant to a domestic relations order). A participant may also designate a beneficiary who may exercise a stock option following the participant's death.

Terms of Restricted Stock

We may grant restricted stock awards under the 2009 Plan pursuant to restricted stock award agreements adopted by our Board of Directors or a duly authorized committee. Restricted stock awards are shares of our common stock that may be subject to restrictions, such as vesting requirements.

Consideration. The Plan administrator may grant restricted stock awards in consideration for past or future services rendered to S&W or an affiliate, or any other form of legal consideration acceptable to our Board.

Vesting. Shares of stock acquired under a restricted stock award may, but need not, be subject to a repurchase option in favor of S&W or forfeiture to S&W in accordance with a vesting schedule as determined by the plan administrator. The 2009 Plan does not require that the vested shares be held for any amount of time after vesting.

Termination of Service. Upon termination of a participant's service, S&W may repurchase or otherwise reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable restricted stock award.

Terms of Restricted Stock Units

We may grant restricted stock unit awards under the 2009 Plan pursuant to restricted stock unit award agreements adopted by our Board of Directors or a duly authorized committee. Restricted stock units represent the value of a fixed number of shares of S&W common stock on the date of grant.

Consideration. The plan administrator may grant restricted stock units in consideration for past or future services rendered to S&W or an affiliate, or any other form of legal consideration acceptable to the Plan administrator.

Vesting. Restricted stock units vest at the rate or on the terms specified in the restricted stock unit award agreement as determined by the plan administrator. The 2009 Plan does not require that the holder of shares issued upon conversion of restricted stock units hold those converted shares for any period of time.

Settlement. Restricted stock units may be settled by the delivery of shares of S&W common stock, cash, or any combination as determined by the plan administrator. At the time of grant, the plan administrator may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the restricted stock unit award after vesting.

Termination of Service. Except as otherwise provided in the applicable award agreement or employment agreement, restricted stock units that have not vested will be forfeited upon the participant's termination of service.

Terms of Stock Appreciation Rights

We may grant stock appreciation rights under the 2009 Plan pursuant to stock appreciation rights agreements adopted by our Board of Directors or a duly authorized committee. A stock appreciation right is a right to receive the excess value over the strike price of a fixed number of shares. Individual stock appreciation right agreements may be more restrictive as to any or all of the permissible terms described below. Each stock appreciation right is denominated in shares of common stock equivalents but may be settled in cash.

Term. The maximum term of stock appreciation rights is ten years.

Strike Price. The strike price of stock appreciation rights may not be less than 100% of the fair market value of the common stock equivalents subject to the stock appreciation rights on the date of grant.

Exercise. Upon exercise of a stock appreciation right, S&W will pay the participant an amount equal to the excess of the aggregate fair market value on the date of exercise of a number of common stock equivalents with respect to which the participant is exercising the stock appreciation right, over the strike price determined by the plan administrator on the date of grant. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of our common stock, or any other form of consideration determined by the Plan administrator.

Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Plan administrator.

Termination of Service. Stock appreciation rights generally terminate three months after termination of a participant's service unless:

●	the stock appreciation rights agreement by its terms specifically provides otherwise,
●

termination is due to the participant's disability, in which case the stock appreciation right may be exercised (to the extent vested at the time of the termination of service) at any time within 12 months of termination,

●

the participant dies before the participant's service has terminated, or within a specified period after termination of service, in which case the stock appreciation right may be exercised (to the extent vested at the time of the participant's death) within 12 months of the participant's death by the person or persons to whom the rights to such stock appreciation right have passed, or

●

the participant is terminated for cause (as defined under the 2009 Plan), in which case the stock appreciation right terminates immediately and will cease to be exercisable (whether vested or unvested).

The term of a stock appreciation right may be extended in the event that exercise following termination of service is prohibited by applicable securities laws. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Terms of Other Stock Awards

The plan administrator may grant other equity awards based in whole or in part by reference to the value of our common stock. Subject to the provisions of the 2009 Plan, the plan administrator has the authority to determine the persons to whom and the dates on which such other equity awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other equity awards granted under the 2009 Plan. These awards may not have a term in excess of ten years from the date of grant.

Terms of Performance Awards

General. The Board of Directors may grant performance equity awards and performance cash awards that qualify as performance- based compensation that is not subject to the income tax deductibility limitations imposed by Section 162(m) of the Code, if the award is approved by the Compensation Committee and the grant or vesting of the award is tied solely to the attainment of performance goals during a designated performance period.

Performance Goals. To preserve the possibility that the compensation attributable to awards may qualify as performance-based compensation that will not be subject to the $1,000,000 limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Section 162(m) of the Code, the Compensation Committee has the authority to structure one or more such awards so that stock or cash will be issued or paid pursuant to the award only upon the achievement of certain pre-established performance goals that are based on criteria that have already been approved by our stockholders. Performance goals for awards granted under the 2009 Plan may be based on any one of, or combination of, the following criteria: (a) net sales; (ii) revenue; (iii) revenue growth or product revenue growth; (iv) operating income (before or after taxes); (v) pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); (vi) return on equity; (vii) total shareholder return; (viii) return on assets or net assets; (ix) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; (x) market share; gross profits; (xi) earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); (xii) economic value-added models or equivalent metrics; (xiii) comparisons with various stock market indices; (xiv) reductions in costs; (xv) cash flow or cash flow per share (before or after dividends); (xvi) return on capital (including return on total capital or return on invested capital); (xvii) cash flow return on investment; (xviii) improvement in or attainment of expense levels or working capital levels; (xiv) operating margins, gross margins or cash margin; (xx) year-end cash; (xxi) debt reduction; (xxii) stockholder equity; (xxiii) financing and other capital raising transactions (including sales of the Company's equity or debt securities); (xxiv) factoring transactions; sales or licenses of the Company's assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions; (xxv) implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel; and (xxvi) any other measures of performance selected by our Board of Directors.

Performance goals may be set on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to generated business plans, the performance of one or more comparable companies or the performance of one or more relevant indices. Adjustments may be made in the method of calculating the attainment of performance goals as follows: (i) to exclude restructuring and/or other nonrecurring charges (including but not limited to the effect of tax or legal settlements); (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude stock-based compensation expense determined under generally accepted accounting principles; (vi) to exclude any other unusual, non-recurring gain or loss or extraordinary item; (vii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by S&W achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (xi) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (xiii) to reflect any partial or complete corporate liquidation; (xiv) to exclude the effect of in-process research and development expenses; and (xv) to exclude the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes.

Annual Limitation. The maximum benefit to be received by a participant in any calendar year attributable to performance equity awards may not exceed 500,000 shares of common stock. The maximum benefit to be received by a participant in any calendar year attributable to performance cash awards granted pursuant to the 2009 Plan may not exceed $2,000,000.

Changes to Capital Structure

In the event any change is made to the outstanding shares of our common stock without receipt of consideration (whether through a stock split, reverse stock split or other changes in the capital structure), appropriate adjustments will be made to the class of securities issuable under the 2009 Plan, the maximum number of securities issuable under the 2009 Plan, the incentive stock option limitation, the maximum award that one person may be granted in a calendar year under the 2009 Plan, and the number, class and price per share under outstanding equity awards under the 2009 Plan.

Corporate Transactions; Changes in Control

Unless otherwise provided in a written agreement between S&W or an affiliate and a participant, or unless otherwise expressly provided by our Board of Directors or a duly authorized committee at the time of grant of an equity award, in the event of significant corporate transactions, outstanding equity awards under the 2009 Plan may be assumed, continued or substituted by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute such equity awards, then:

●

with respect to any such equity awards that are held by individuals then performing services for S&W or our affiliates, the vesting and exercisability provisions of such equity awards will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction and any reacquisition or repurchase rights will lapse (contingent upon the effectiveness of the corporate transaction);

●

all other outstanding equity awards will be terminated if not exercised prior to the effective date of the corporate transaction, except that certain equity awards, such as restricted stock awards, may have their reacquisition or repurchase rights assigned to the surviving or acquiring entity (or its parent company) in the corporate transaction, though if such reacquisition or repurchase rights are not assigned, then such equity awards will become fully vested; and

●

no vested restricted stock unit award will terminate without being settled by delivery of shares of common stock, their cash equivalent or in any other form of consideration, as determined by the Board of Directors, prior to the effectiveness of the corporate transaction.

A significant corporate transaction will be deemed to occur in the event of:

●	a sale of all or substantially all of the consolidated assets of S&W and its subsidiaries;
●	a sale of at least 90% of the outstanding securities of S&W;
●	a merger, consolidation or similar transaction in which S&W is not the surviving corporation, or
●

a merger, consolidation or similar transaction in which S&W is the surviving corporation, but shares of S&W outstanding common stock are converted into other property by virtue of the corporate transaction.

The 2009 Plan provides, at the discretion of our Board of Directors or a duly authorized committee, that the holder of an outstanding equity award that would otherwise terminate if not exercised prior to the corporate transaction may surrender such equity award in exchange for a payment equal to the excess of the value of the property that the holder would have received upon exercise of the equity award immediately prior to the corporate transaction, over the exercise price otherwise payable in connection with the equity award. In the event of a corporate transaction in which we are not the surviving or acquiring corporation and the surviving corporation does not assume, continue or substitute awards for those that are outstanding under the 2009 Plan, those outstanding awards held by persons who are still in service with us at the time of the transaction will be fully accelerated, contingent on the closing of the corporate transaction.

The acceleration of an equity award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of S&W.

Duration, Termination and Amendment

Our Board of Directors may suspend or terminate the 2009 Plan without stockholder approval or ratification at any time. Unless sooner terminated, the 2009 Plan will terminate on October 30, 2019. Our board may amend or modify the 2009 Plan at any time, subject to any required stockholder approval. To the extent required by applicable law or regulation, stockholder approval will be required for any amendment that:

●	materially increases the number of shares available for issuance under the 2009 Plan;
●	materially expands the class of individuals eligible to receive awards under the 2009 Plan;
●	materially increases the benefits accruing to the participants under the 2009 Plan or materially reduces the price at which shares of common stock may be issued or purchased under the 2009 Plan;
●	materially extends the term of the 2009 Plan; or
●	expands the types of awards available for issuance under the 2009 Plan.

Our Board of Directors also may submit to stockholders any other amendment to the 2009 Plan, including amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and S&W with respect to participation in the 2009 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options.

Incentive stock options granted under the 2009 Plan are intended to qualify for the favorable federal income tax treatment accorded "incentive stock options" under the Code. There generally are no federal ordinary income tax consequences to the participant or S&W by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

The difference between the exercise price and fair market value of the incentive stock option shares on the date of exercise is an adjustment to income for purposes of the alternative minimum tax. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the stock option was granted and more than one year after the date the stock option was exercised for those shares, any gain or loss on a disposition of those shares (referred to in this proxy statement as a qualifying disposition) will be a long-term capital gain or loss. Upon such a qualifying disposition, S&W will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of those holding periods (referred to in this proxy statement as a disqualifying disposition), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year after exercise.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally S&W will be entitled (subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options.

No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, S&W will be entitled (subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant. S&W will be required to satisfy certain tax withholding requirements applicable to such income.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year after exercise.

Restricted Stock Awards.

Upon receipt of a restricted stock award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. S&W will be entitled (subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a restricted stock award are unvested and subject to repurchase by S&W in the event of the participant's termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when S&W's repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date the repurchase right lapses, over (b) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (a) the fair market value of the shares on the date of issuance, over (b) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses. The participant and S&W will be required to satisfy certain tax withholding requirements applicable to such income. S&W will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Upon disposition of the stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Unit Awards.

No taxable income is recognized upon receipt of a restricted stock unit award. The participant will generally recognize ordinary income in the year in which the shares subject to that unit are actually vested and issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and S&W will be required to satisfy certain tax withholding requirements applicable to such income. S&W will be entitled (subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Stock Appreciation Rights.

No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, S&W is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, S&W will be entitled (subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to an income tax deduction in the year in which such ordinary income is recognized by the participant.

Potential Limitation on Deductions.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to each covered employee exceeds $1,000,000.

It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from S&W, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation.

Below is a summary of the material conditions under which certain equity awards qualify as performance-based compensation that is exempt from the $1,000,000 deduction limitation in accordance with Section 162(m) of the Code:

●

Stock Options and Stock Appreciation Rights. Compensation paid to covered employees that is attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (a) such awards are granted by a Compensation Committee or committee of our Board of Directors comprised solely of "outside directors," (b) the 2009 Plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (c) the per-employee limitation is approved by our stockholders, and (d) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

●

Restricted Stock Awards, Restricted Stock Unit Awards, Performance Equity Awards and Performance Cash Awards. Compensation paid to covered employees that is attributable to restricted stock awards, restricted stock unit awards, performance equity awards, and performance cash awards will qualify as performance-based compensation, provided that: (a) the award is granted by a Compensation Committee comprised solely of "outside directors," (b) the award is granted (or vests) only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, (c) the Compensation Committee certifies in writing prior to the grant or vesting of the award that the performance goal has been satisfied, and (d) stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

New Plan Benefits

The number of awards that an executive officer, employee, director or consultant may receive under the 2009 Plan is in the discretion of our Compensation Committee from time to time and therefore cannot be determined in advance. All of the grants and awards that have been made to date have been awarded within the limits of the existing plan size. There are no currently articulated plans to grant or award any specific number of options or awards of restricted stock units or restricted stock awards, although upon approval of Amendment No. 3 to the 2009 Plan, it is anticipated that the Compensation and the Board will grant additional awards to our executive officers and employees, directors and consultants. The additional 750,000 shares is expected to be available for new grants and awards for two to three years.

Purpose for Recommending Approval of Amendment No. 3 to the Amended and Restated 2009 Equity Incentive Plan

We believe that the amendment of our Amended and Restated 2009 Equity Incentive Plan is essential to our continued success. Our employees are our most valuable asset. Stock options and other awards such as those provided under the Amended 2009 Plan will substantially assist us in continuing to attract and retain employees and non- employee directors in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals. We will benefit from increased stock ownership by selected executives, other employees and non-employee directors.

Vote Required

A majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal.

The Board of Directors unanimously recommends that you vote "FOR" approval to amend the S&W Seed Company Amended and Restated 2009 Equity Incentive Plan (Amendment No. 3 to increase the Plan Reserve by 750,000 shares, from 1,700,000 to 2,450,000 shares.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

In March 2015, the Audit Committee appointed Crowe Horwath LLP ("Crowe Horwath") as our independent registered public accounting firm and as auditors of our consolidated financial statements for the fiscal year ended June 30, 2015. Prior to March 2015, M&K CPAS PLLC ("M&K") had served as our independent registered public accounting firm since 2009. At the Annual Meeting, the stockholders are being asked to ratify the appointment of Crowe Horwath as our independent registered public accounting firm for the fiscal year ending June 30, 2016. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of our company and shareholders. Representatives of Crowe Horwath are expected to be present at the Annual Meeting and to respond to questions.

In March 2015, the Audit Committee completed the process it undertook to review the appointment of our independent registered public accounting firm. The Audit Committee conducted a competitive process to select a firm to serve as our independent registered public accounting firm for the remainder of the fiscal year ended June 30, 2015. The Audit Committee invited several firms to participate in this process.

As a result of this process and following careful deliberation, on March 30, 2015, the Audit Committee engaged Crowe Horwath as our independent registered public accounting firm for the remainder of the fiscal year ended June 30, 2015, and dismissed M&K from that role.

M&K's audit reports on our consolidated financial statements as of and for the years ended June 30, 2014 and June 30, 2013 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2014 and 2013, respectively, and in the subsequent interim period through March 30, 2015, there were (i) no disagreements between our company and M&K on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M&K, would have caused M&K to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

We provided M&K with a copy of the disclosures we made in a Current Report on Form 8-K (the "Report") prior to the time the Report was filed with the SEC. We requested that M&K furnish a letter addressed to the SEC stating whether or not it agrees with the statements made therein. A copy of M&K's letter dated March 30, 2015 was attached as Exhibit 16.1 to the Report.

In deciding to engage Crowe Horwath, the Audit Committee reviewed auditor independence and existing commercial relationships with Crowe Horwath and concluded that Crowe Horwath has no commercial relationship with our company that would impair its independence. During the years ended June 30, 2014 and 2013, respectively, and in the subsequent interim period through March 30, 2015, neither we nor anyone acting on our behalf consulted with Crowe Horwath on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Fees Paid For Professional Services to our Independent Registered Public Accountants

The following table sets forth the fees accrued or paid to our independent registered public accounting firms for the years ended June 30, 2015 and June 30, 2014.

Audit and Non-Audit Fees

	Crowe Horwath LLP	M&K CPAS PLLC
	FY 2015	FY 2015(3)	FY 2014

Audit fees(1)	$189,380	$39,500	$111,365
Audit-related fees(2)	-	-	-
Tax fees	-	-	-
All other fees	-	-	-
Total	$189,380	$39,500	$111,365

(1) Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, quarterly review of financial statements included in our Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.
(2) Audit-related fees comprise fees for professional services that are reasonably related to the performance of the audit or review of our financial statements. We incurred no audit-related fees in fiscal 2014 or 2015.
(3) Represents fees accrued or paid to M&K as our independent registered public accounting firm through March 30, 2015.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by the Independent Registered Public Accounting Firm

We maintain an auditor independence policy that bans our auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve the audit and non-audit services and related budget in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that we may not enter into auditor engagements for non-audit services without the express approval of the Audit Committee. In accordance with this policy, the Audit Committee pre-approved all services to be performed by our independent registered public accounting firm.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy on the matter is necessary to ratify the appointment of Crowe Horwath LLP as our independent registered public accountants for the fiscal year ending June 30, 2016.

The Board of Directors unanimously recommends that stockholders vote "FOR" the ratification of the selection of Crowe Horwath LLP as the Company's independent registered public accountants for the fiscal year ending June 30, 2016.

PROPOSAL NO. 4
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
("SAY-ON-PAY")

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Securities Exchange Act, we are seeking an advisory, non-binding stockholder vote with respect to compensation awarded to our Named Executive Officers.

Our executive compensation program and compensation paid to our Named Executive Officers are described beginning on page 40 of this proxy statement. Our compensation programs are overseen by the Compensation Committee and reflect our philosophy to pay all of our employees, including our Named Executive Officers, in ways that support the following principles that we believe reflect our core values (our members come first; relationships matter; be open, honest and constructive; demand excellence; take intelligent risks; and act like an owner):

●	support, attract and retain the best talent;
●	support a high-performance culture by rewarding excellence and achievement;
●	recognize and retain top-performing talent via differentiated rewards and opportunities;
●	reinforce alignment with our Company's values (in particular, a focus on excellence and an attitude of ownership);
●	create alignment with our Company's long-term performance; and
●	provide an opportunity for each employee to share in the success we create together.

To help achieve these objectives, we structure our Named Executive Officers' compensation to reward the achievement of short-term and long-term strategic and operational goals.

Based on the above, we request that stockholders approve the compensation of our Named Executive Officers as described pursuant to the disclosure rules of the Securities and Exchange Commission pursuant to the following resolution:

RESOLVED, that the stockholders of S&W Seed Company (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers disclosed in the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the 2015 Annual Meeting of Stockholders.

The above resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program. At our 2013 Annual Meeting, our stockholders expressed support to hold an advisory vote on our executive compensation program every year. Therefore, we expect the next advisory vote on executive compensation to occur at our 2016 annual meeting.

Vote Required

Approval of Named Executive Officer compensation requires the approval of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends that stockholders vote "FOR" the approval of the compensation paid to our Named Executive Officers.

EXECUTIVE OFFICERS

The following table sets forth the name and certain information as of October 20, 2015 about our executive officers who are not members of our Board of Directors. Biographical information about Mark S. Grewal, our President and Chief Executive Officer, can be found on page 9 of this proxy statement.

Name	Age	Position
Matthew K. Szot	41	Executive Vice President of Finance and Administration, Chief Financial Officer and Treasurer
Dennis C. Jury	55	Executive Vice President and Chief Operating Officer

Mr. Szot has served as our Chief Financial Officer and Treasurer since March 2010. In August 2014, he was designated our Executive Vice President of Finance and Administration, after having held the title of Senior Vice President prior thereto. Mr. Szot also serves as a member of the Board of Directors of our wholly owned subsidiaries, S&W Seed Australia Pty Ltd and Seed Genetics International Pty Ltd. From February 2007 until October 2011, Mr. Szot served as the Chief Financial Officer for Cardiff Partners, LLC, a strategic consulting company that provides executive financial services to various publicly traded and privately held companies. From July 2011 until October 2011, Mr. Szot also served as the Chief Financial Officer for CommerceTel Corporation N/K/A Mobivity Holdings Corp. From 2003 to December 2006, Mr. Szot served as Chief Financial Officer and Secretary of Rip Curl, Inc., a market leader in wetsuit and action sports apparel products. From 1996 to 2003, Mr. Szot was a Certified Public Accountant with KPMG and served as an Audit Manager for various publicly traded companies. Mr. Szot has a Bachelor of Science degree in Agricultural Economics/Accountancy from the University of Illinois, Champaign-Urbana and is a Certified Public Accountant in the State of California.

Effective April 1, 2013, the closing date of our acquisition of Seed Genetics International Pty Ltd ("SGI"), we appointed Dennis Jury as our Executive Vice President and Chief Operating Officer. Mr. Jury also serves as Chief Executive and General Manager of SGI--now operating as a subsidiary of ours. Prior to the acquisition, Mr. Jury, served as SGI's Managing Director from July 2009 through the closing. He is a veteran of the agricultural industry, having worked for ICI Crop Care, Schering Ag, and South Australian Seedgrowers Cooperative in various roles including territory sales, territory manager, and product and market development manager, before joining SGI in August 2003 as Business Manager. Mr. Jury studied Agricultural Science at the Waite Agricultural Research Institute in Urbrae, South Australia with a Bachelor of Agricultural Science degree, and received his MBA from the University of Adelaide Graduate School of Management.

EXECUTIVE COMPENSATION

As a smaller reporting company, we are not required to provide a separately-captioned "Compensation Discussion and Analysis" (a "CD&A") section. However, in order to provide a greater understanding to our stockholders regarding our compensation policies and decisions with respect to our Named Executive Officers, we are including the following narrative disclosure to highlight salient portions of a typical CD&A. This narrative disclosure should be read in conjunction with the Summary Compensation Table and related tables that are presented elsewhere in this proxy statement.

Compensation Philosophy and Processes

Compensation for our executives and key employees is designed to attract and retain people who share our vision and values and who can consistently perform in such a manner that enables the Company to achieve its strategic goals. The Compensation Committee believes that the total compensation package for each of the Named Executive Officers is competitive with the market, thereby allowing us to retain executive talent capable of leveraging the skills of our employees and our unique assets in order to increase stockholder value. Our Named Executive Officers refers to those executive officers identified in the Summary Compensation Table below. Our Named Executive Officers for fiscal year 2015 included the following individuals: Mark S. Grewal, President and Chief Executive Officer; Matthew K. Szot, Executive Vice President of Finance and Administration, Chief Financial Officer and Treasurer; and Dennis C. Jury, Executive Vice President of Operations and Chief Operating Officer.

Our company's executive compensation programs are designed to (1) motivate and reward our Named Executive Officers, (2) retain our Named Executive Officers and encourage their quality service, (3) incentivize our Named Executive Officers to appropriately manage risks while improving our financial results, and (4) align executive officers' interests with those of our stockholders. Under these programs, our executive officers are rewarded for the achievement of company objectives and the realization of increased stockholder value.

The program seeks to remain competitive with the market while also aligning the executive compensation program with stockholder interests through the following types of compensation: (i) base salary; (ii) annual cash-based incentive bonuses; and (iii) equity-based incentive awards.

Key Executive Compensation Objectives

The compensation policies developed by the Compensation Committee are based on the philosophy that compensation should reflect both company-wide performance, financially and operationally, and the individual performance of the executive, including management of personnel under his supervision. The Compensation Committee's objectives when setting compensation for our Named Executive Officers include:

  Setting compensation levels that are sufficiently competitive such that they will motivate and reward the highest quality individuals to contribute to our goals, objectives and overall financial success. This is done in part through reviewing and comparing the compensation of other companies in our peer group.
  Retaining executives and encouraging their continued quality service, thereby encouraging and maintaining continuity of the management team. Our competitive base salaries combined with cash and equity incentive bonuses, retirement plan benefits and the vesting requirements of our equity-based incentive awards, encourage high-performing executives to remain with the Company.
  Incentivizing executives to appropriately manage risks while attempting to improve our financial results, performance and condition.
  Aligning executive and stockholder interests. The Compensation Committee believes the use of equity compensation as a key component of executive compensation is a valuable tool for aligning the interests of our Named Executive Officers with those of our stockholders.

General Objectives of the Compensation Program

The compensation program for our Named Executive Officers is designed to align management's incentives with the interests of our stockholders and to be competitive with comparable employers. Our compensation philosophy recognizes the value of rewarding our Named Executive Officers for their past performance and motivating them to continue to excel in the future. The Compensation Committee has developed and maintains a compensation program that rewards superior performance of both the Company and of each individual executive, and seeks to encourage actions that drive our business strategy. We have recently instituted a process by which the Compensation Committee or a member thereof, will meet with each of our executives quarterly to review performance, goals and expectations so that our annual compensation decisions, when made, will be more transparent. Our compensation strategy is to provide a competitive opportunity for senior executives taking into account their total compensation packages, which include a combination of base salary, cash-based incentive bonuses, and equity-based incentive bonuses. At the Named Executive Officer level, our incentive compensation arrangements are designed to reward the achievement of year-to-year operating performance goals.

Oversight of Executive Compensation

The Role of the Compensation Committee in Setting Compensation. Our Compensation Committee determines and recommends to our Board of Directors the compensation of our executive officers. The Compensation Committee also administers the 2009 Plan. The Compensation Committee reviews base salary levels for executive officers of our company and recommends raises and bonuses based upon the company's achievements, individual performance and competitive and market conditions. The Compensation Committee may delegate certain of its responsibilities, as it deems appropriate, to compensation subcommittees or to our officers, but it has not elected to do so to date.

The Role of Executives in Setting Compensation. While the Compensation Committee does not delegate any of its functions to others in setting the compensation of senior management, it includes members of senior management the Compensation Committee's executive compensation process. We have asked each of our senior executives to annually provide us with their personal compensation proposals for the coming year. These proposals include the executive's suggested mix of base salary, performance-based bonuses and equity awards and an articulation of both company-wide and individual performance goals. The individual goals include not only the goals of such executive but also goals of the employees for whom the executive is responsible. The Compensation Committee reviews these proposals with the executives and provides the Committee's perspective on those aspects of the plan that the Committee may feel should be modified. Quarterly meetings with the executives will permit an ongoing dialog to further our goal of enhancing communication and managing expectations regarding compensation matters.

The Role of Consultants in Setting Compensation. In fiscal 2015, the Compensation Committee did not retain compensation consultants to assist it in its review of executive compensation although it is empowered by its charter to do so and did receive input from Frederic W. Cook & Co. in fiscal 2014. As the Compensation Committee deems necessary or helpful, it may retain the services of compensation consultants in connection with the establishment and development of our compensation philosophy and programs in the future.

Elements of Compensation

The material elements of the compensation program for our Named Executive Officers include: (i) base salary; (ii) cash-based incentive bonuses; and (iii) equity-based incentive awards.

Base Salaries. We provide our Named Executive Officers with a base salary to compensate them for services rendered during the fiscal year and sustained performance. The purpose of the base salary is to reflect job responsibilities, value to us and competitiveness of the market. Salaries for our Named Executive Officers are determined by the Compensation Committee based on the following factors: nature and responsibility of the position and, to the extent available, salary norms for comparable positions; the expertise of the individual executive; and the competitiveness of the market for the executive's services. When benchmarked against the peer group provided by Frederic W. Cook & Co., cash compensation paid to our executive officers is substantially lower than the peer group.

Performance Cash-Based Incentive Bonuses. Our practice is to award cash-based incentive bonuses based upon the achievement of performance objectives or significant accomplishments as established by the Compensation Committee from time-to-time in its discretion. These performance objectives and significant accomplishments are, in part, developed in partnership with the executive and are discussed on an ongoing basis throughout the year.

Performance Equity-Based Incentive Awards. It is our objective to have a substantial portion of each Named Executive Officer's compensation contingent upon overall corporate and department performance as well as upon his own level of performance and contribution towards such corporate performance. Our Compensation Committee believes that equity-based awards for the achievement of defined objectives or significant accomplishments create value for our company and aligns the executive's compensation with the interests of our stockholders. Accordingly, we expect to continue to use equity-based incentive awards as a key component of compensation awarded to our executives in fiscal 2016 and beyond.

Key Compensation Decisions and Developments for Fiscal Year 2015

  Base Pay. During fiscal year 2015, Mark S. Grewal, our President and Chief Executive Officer, and Matthew K. Szot, our Executive Vice President of Finance and Administration and Chief Financial Officer, were both given raises in their base salary over the salaries they received in fiscal 2014. Mr. Grewal's base was increased from $300,000 to $350,000, and Mr. Szot's base was increased from $200,000 at the end of fiscal 2014 (with an interim increase from $200,000 to $250,000 in August 2014) to $285,000, effective as of January 1, 2015. These raises coincided with the successful closing of the DuPont Pioneer acquisition, and the increased salaries to these executives were given in large part in recognition of the roles Messrs. Grewal and Szot played in bringing that transaction and the financing transactions that were required in order to pay the cash consideration therefor to their successful conclusions. The ensuing months have demonstrated that the acquisition has proven to be a transformational transaction for our company, and the Compensation Committee, along with the full Board, has acknowledge Messrs. Grewal's and Szot's contributions in bringing this to fruition. Dennis C. Jury, our Executive Vice President of Operations and Chief Operating Officer, was given a base salary increase from AUD $175,000 to AUD $225,000 in fiscal 2015 in recognition of his increased responsibilities as our Chief Operating Officer and General Manager of SGI. Peer group data in both Australia and the United States were taken into account, although, based on current exchange rates, Mr. Jury's base salary would be considered on the low end for U.S.-based chief operating officers.

  Cash-Based Incentive Compensation. In fiscal year 2015, cash-based incentive compensation bonuses were not paid to our Named Executive Officers. This decision was made, in part, because in fiscal 2014, the Compensation Committee received peer group and other data and recommendations from Frederic W. Cook & Co., Institutional Shareholder Services and Glass Lewis & Co. suggesting that a substantial part of executive compensation should be in equity-based grants as that is the primary incentive to the executives to run the company in a profitable way and thereby increase stockholder value. This recommendation was a factor in determining the mix of compensation components recommended by the Compensation Committee in fiscal 2015. In addition, the Compensation Committee was mindful of the overall desire to conserve cash. Accordingly no cash-based incentive compensation was paid.

  Equity-Based Compensation. In keeping with the position articulated above that a substantial portion of the compensation of our executive officers should be in equity-based compensation, in fiscal year 2015, we granted the following equity-based awards to our Named Executive Officers: (i) to Mr. Grewal, a stock option to purchase 49,000 shares of common stock; (ii) to Mr. Szot, a stock option to purchase 45,000 shares of common stock; and (iii) to Mr. Jury, a stock option to purchase 35,000 shares of common stock. The Compensation Committee had allocated a larger number of options to Mr. Jury, but, at his request, a portion of his allotment was shared with his team. In addition, in July 2015, our Named Executive Officers were granted additional equity-based compensation that was intended as bonus compensation in recognition of the accomplishments of these executives in fiscal 2015, including overseeing the smooth integration of the DuPont Pioneer operations into our legacy business operations, achieving record revenue and focusing on ways in which margins can be improved and costs can be reduced in future periods. For these efforts, (x) Mr. Grewal was granted stock options to purchase 70,000 shares of common stock and

  25,000 RSUs; (y) Mr. Szot was granted stock options to purchase 50,000 shares of common stock and 25,000 RSUs; and (z) Mr. Jury was granted RSUs to purchase 8,333 shares of common stock to further reward their efforts in fiscal 2015, all of which are subject to quarterly vesting over three years.

Executive Officer Compensation

The following Summary Compensation Table sets forth certain information regarding the compensation earned during fiscal 2015 by (i) our Chief Executive Officer, and (ii) our two most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers at the end of the end of fiscal 2015. These individuals are referred to herein as our "Named Executive Officers."

Summary Compensation Table
	Year	Salary ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)

Mark S. Grewal	2015	$338,841	$82,772	$22,638	(2)	$444,251
President and Chief Executive Officer	2014	300,000	17,493	16,400	(2)	333,893

Matthew K. Szot	2015	267,163	76,015	16,176	(3)	359,355
Executive Vice President of Finance and	2014	200,000	15,409	8,758	(3)	224,167
Administration and Chief Financial Officer

Dennis C. Jury(4)	2015	167,853	59,123	25,662	(5)	252,638
Executive Vice President of Operations	2014	160,136	26,691	27,173	(5)	214,000
and Chief Operating Officer

__________

(1) The amounts shown for stock awards and option awards represent the aggregate grant date fair value of such awards granted to the Named Executive Officers as computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation-Stock Compensation. For each award, the grant date fair value is calculated using the closing price of our common stock on the grant date and, in the case of the restricted stock awards, assuming 100% probability of achievement of conditions for full vesting as of the grant date. These amounts do not correspond to the actual value that may be realized by the Named Executive Officers upon vesting or exercise of such awards. For information on the assumptions used to calculate the value of the awards, refer to Note 13 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015.

(2) Includes (a) $16,638 and $10,400 in 401(k) matching employer contributions for fiscal 2015 and 2014, respectively; and (b) $6,000 in each fiscal year, representing the personal use benefit related to a country club membership, used primarily for business purposes.

(3) Represents the 401(k) matching employer contributions for fiscal 2015 and 2014.

(4) Mr. Jury is paid in Australian Dollars, while the dollar amounts in the table are in U.S. Dollars, using the average exchange rate over the applicable fiscal year. Because of the decline in the Australian Dollar between fiscal 2014 and fiscal 2015, the U.S. Dollar amounts do not provide a true understanding of Mr. Jury's year-over-year compensation. In Australian Dollars: (a) salary was AUD $200,679 and AUD $170,014 in fiscal 2015 and 2014, respectively; (b) a motor vehicle allowance was AUD $12,012 in each of fiscal 2015 and 2014; and (c) the superannuation guarantee contribution was AUD $18,669 and AUD $16,837 in fiscal 2015 and fiscal 2014, respectively. Total compensation for Mr. Jury was AUD $231,360 in fiscal 2015 and AUD $198,863 in fiscal 2014. Mr. Jury's base annual salary was increased to AUD $225,00 as of January 1, 2015.

(5) Includes for fiscal 2015: (a) $10,047 (AUD $12,012) as a motor vehicle allowance; and (b) $15,615 (AUD $18,669) for the superannuation guarantee contribution. Includes for fiscal 2014: $11,314 (AUD $12,012) as a motor vehicle allowance and $15,859 (AUD $16,837) for the superannuation guarantee contribution.

Outstanding Equity Awards at Fiscal Year End 2015

The following table sets forth information regarding each unexercised option award held by our Named Executive Officers as of June 30, 2015.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)
	Exercisable	Unexercisable

Mark S. Grewal	75,000	-	$4.20	10/24/2016
	25,000	-	7.20	12/08/2017
	5,000	5,000(1)	6.14	12/10/2018
	7,000	-	6.23	1/31/2019		-
	4,081	44,919(2)	3.95	12/11/2024
					47,224(3)	$230,453

Matthew K. Szot	50,000	-	4.20	10/24/2016
	20,833	4,167(4)	7.20	12/08/2017
	5,000	5,000(1)	6.14	12/10/2018
	2,083	2,917(5)	6.23	01/31/2019
	3,750	41,250(2)	3.95	12/11/2024
					47,224(3)	230,453

Dennis C. Jury	10,500	10,500(1)	6.14	12/10/2018
	2,083	2,917(5)	6.23	01/31/2019
	2,915	32,085(2)	3.95	12/11/2024

(1) Options vest in twelve quarterly installments on the first day of the fiscal quarter. Vesting commenced on January 1, 2014 and will continue through October 1, 2016. As of the date of this proxy statement, these options are out of the money.

(2) Options vest in twelve quarterly installments on the first day of the fiscal quarter. Vesting commenced on April 1, 2015 and will continue through January 1, 2018.

(3) Restricted stock unit awards, which were made on March 16, 2013, vest quarterly with the passage of time beginning on July 1, 2013 and continuing through October 1, 2017. The market value of the restricted stock units is based on a closing price of $4.88, which was the closing price on June 30, 2015, the last trading day of fiscal 2015. This value does not reflect the decline in the market price of our common stock since June 30, 2015.

(4) Options vest in twelve quarterly installments on the first day of the fiscal quarter. Vesting commenced on January 1, 2013, with the last quarterly vesting occurring on October 1, 2015.

(5) Options vest in twelve quarterly installments on the first day of the fiscal quarter. Vesting commenced on April 1, 2014 and will continue through January 1, 2017. As of the date of this proxy statement, these options are out of the money.

2009 Equity Incentive Plan

Our 2009 Plan authorizes the grant and issuance of options and other equity compensation, including stock appreciation rights, restricted stock awards, restricted stock units, performance awards and other stock-based compensation to employees, officers, directors and consultants. A total of 1,700,000 shares of common stock are currently reserved for issuance under the 2009 Plan; however, we are seeking approval from our stockholders to increase the total number of shares to 2,450,000. See Proposal No. 2 in this proxy statement, which includes a description of the terms of the 2009 Plan.

Equity Compensation Plan Information

The following table summarizes the information about the options and other equity compensation under our 2009 Plan as of the close of business on June 30, 2015. We have no equity compensation plans that have not been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Stockholders	1,038,369	(1)	$5.33(2)	661,631

________

(1) Represents awards granted under the 2009 Plan. Consists of 901,697 options and 136,672 RSUs.
(2) Represents the weighted average exercise price of outstanding options.

Employment Agreements with Named Executive Officers

Mr. Grewal

On February 26, 2013, we entered into a new employment agreement with our President and Chief Executive Officer, Mark S. Grewal (the "Grewal Employment Agreement"), pursuant to which Mr. Grewal agreed to continue to serve in these positions for a three-year term, effective January 1, 2013. The Grewal Employment Agreement provides for an employment term commencing on January 1, 2013 and ending on December 31, 2016. Mr. Grewal also serves as a member of our Board of Directors, and he continues to serve as a director under the Grewal Employment Agreement subject to the Company's corporate governance and director election policies and procedures.

The Grewal Employment Agreement set forth Mr. Grewal's initial base salary, which has been increased annually by the Compensation Committee, in accordance with its granted discretion. Mr. Grewal's annual salary was increased to $350,000 as of January 1, 2015 following the DuPont Pioneer acquisition. The Grewal Employment Agreement also provides for the right to receive periodic bonuses in the future at the discretion of our Compensation Committee. All components of Mr. Grewal's compensation under the Employment Agreement, including base salary and bonuses, will be subject to regular review by the Compensation Committee.

The Grewal Employment Agreement also provides that, while employed, Mr. Grewal will be entitled to participate in the Company's equity incentive plans (as administered by the Compensation Committee), as well as other Company benefit and perquisite plans and policies in accordance with their terms as in effect from time to time, on the same basis as such benefits are generally made available to other executive officers of the Company. Mr. Grewal will be provided with an automobile at the Company's expense and will also receive a one-time payment of $5,000 as reimbursement for automobile insurance, maintenance and repairs incurred during the term of Mr. Grewal's prior employment agreement.

If Mr. Grewal's employment is terminated by the Company without cause, he will be entitled to compensation and other benefits (such as accrued but unused vacation) that have accrued but not yet been paid, and subject to his execution and delivery of a release of claims against the Company, he will be entitled to receive from the Company:

a cash severance payment equal to six months of Mr. Grewal's base salary immediately prior to his termination and the full vesting of all stock options or other equity grants awarded to him pursuant to the Company's equity incentive plans. If Mr. Grewal's employment is discontinued as the result of a change of control, he will be entitled to compensation and other benefits that have accrued but not yet been paid, a cash severance payment equal to twelve months of Mr. Grewal's base salary immediately prior to the change of control, and the full vesting of all stock options or other equity grants awarded to him pursuant to the Company's equity incentive plans. If Mr. Grewal's employment is terminated for cause, he will only be entitled to the compensation and other benefits that have accrued but not yet been paid, and all future vesting of equity awards then held by him will cease immediately. In the event that Mr. Grewal's employment is terminated due to Mr. Grewal's death or disability, he will be entitled to receive compensation and other benefits that have accrued but not yet been paid and any equity awards held by him will vest if and to the extent provided in the applicable plan and award agreements.

Mr. Szot

On August 6, 2014, we entered into an amendment to the employment agreement (the "Amendment") with our Executive Vice President of Finance and Administration and Chief Financial Officer. The Amendment memorialized the following modifications to Mr. Szot's Employment Agreement with the Company dated April 1, 2013 (the "Szot Employment Agreement"): (i) Mr. Szot's title was changed from "Senior Vice President of Finance and Chief Financial Officer" to "Executive Vice President of Finance and Administration and Chief Financial Officer;" (ii) the term of the Employment Agreement was extended by six months, with the termination date now being September 30, 2016 instead of March 31, 2016; and (iii) Mr. Szot's base salary was increased from $200,000 to $250,000 per year. Mr. Szot's annual salary was increased to $285,000 as of January 1, 2015 by the Compensation Committee following the DuPont Pioneer acquisition.

The Szot Employment Agreement provides Mr. Szot with the right to receive periodic bonuses in the future at the discretion of our Compensation Committee. All components of Mr. Szot's compensation under the Szot Employment Agreement, including yearly base salary and bonuses, will be subject to regular review by the Compensation Committee.

The Szot Employment Agreement also provides that, while employed, Mr. Szot will be entitled to participate in the Company's equity incentive plans (as administered by the Compensation Committee), as well as other Company benefit and perquisite plans and policies in accordance with their terms as in effect from time to time, on the same basis as such benefits are generally made available to other executive officers of the Company.

If Mr. Szot's employment is terminated by the Company without cause, he will be entitled to compensation and other benefits (such as accrued but unused vacation) that have accrued but not yet been paid, and subject to his execution and delivery of a release of claims against the Company, he will be entitled to receive from the Company: a cash severance payment equal to twelve months of Mr. Szot's base salary immediately prior to his termination and the full vesting of all stock options or other equity grants awarded to him pursuant to the Company's equity incentive plans. If Mr. Szot's employment is discontinued as the result of a change of control, he will be entitled to compensation and other benefits that have accrued but not yet been paid, a cash severance payment equal to twelve months of Mr. Szot's base salary immediately prior to the change of control, and the full vesting of all stock options or other equity grants awarded to him pursuant to the Company's equity incentive plans. If Mr. Szot's employment is terminated for cause, he will only be entitled to the compensation and other benefits that have accrued but not yet been paid, and all future vesting of equity awards then held by him will cease immediately. In the event that Mr. Szot's employment is terminated due to Mr. Szot's death or disability, he will be entitled to receive compensation and other benefits that have accrued but not yet been paid and any equity awards held by him will vest if and to the extent provided in the applicable plan and award agreements.

Mr. Jury

On March 28, 2013, Mr. Jury entered into an employment agreement with our subsidiary, SGI, under the terms of which he serves as General Manager of SGI. He has also been serving as the Executive Vice President of Operations and Chief Operating Officer of S&W. The agreement provided for a base salary of AUD $170,000, plus a car allowance and a 9% company contribution to his superannuation (retirement) fund. The compensation is subject to annual review, and Mr. Jury has been granted increased compensation annually. His current base salary, as of January 1, 2015, is AUD $225,000. The agreement may be terminated by either SGI or Mr. Jury upon one month's notice to the other party. SGI may also terminate Mr. Jury's employment at any time for cause, as specifically enumerated in the agreement. Although not specifically provided for in the employment agreement, Mr. Jury participates in our equity incentive plan and will be a participant in the newly formulated incentive bonus plan being put into place in fiscal 2016. His employment agreement contains no express change of control provisions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to provide to us copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended June 30, 2015, other than Mark Wong, whose Form 3 and one Form 4 were not timely filed during fiscal 2015, our executive officers, directors and greater than ten percent stockholders complied with all Section 16(a) filing requirements applicable to these executive officers, directors and greater than ten percent stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Audit Committee is responsible for reviewing and approving, in advance, all related party transactions. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is available on our website at http://www.swseedco.com in the Investors section under "Corporate Governance." Each year, the Audit Committee, assisted by our legal counsel, works with our directors, executive officers and certain stockholders to identify any transactions with us in which the executive officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual's private interest interferes, or appears to interfere, with our interests.

Additionally, our Code of Conduct and Ethics establishes the corporate standards of behavior for all our employees, officers, and directors and sets our expectations of contractors and agents. The Code of Conduct and Ethics is available on our website at http://www.swseedco.com in the Investors section under "Corporate Governance." Our Code of Conduct and Ethics requires any person who becomes aware of any departure from the standards in our Code of Conduct and Ethics to report his or her knowledge promptly to a supervisor or to the Chairman of the Audit Committee.

Related Person Transactions

Imperial Valley Milling

Glen D. Bornt, a member of our Board of Directors, is the founder and President of Imperial Valley Milling Co. ("IVM"). He is its majority shareholder and a member of its Board of Directors. Fred Fabre, our Vice President of Sales and Marketing, is a minority shareholder of IVM. IVM had a 15-year supply agreement with Imperial Valley Seeds, Inc., and this agreement was assigned by IVS to S&W when we purchased the assets of IVS in October 2012. IVM contracts with alfalfa seed growers in California's Imperial Valley and sells its growers' seed to us pursuant to a supply agreement. Under the terms of the supply agreement, IVM's entire certified and uncertified alfalfa seed production will be offered and sold to us, and we will have the exclusive option to purchase all or any portion of IVM's seed production. We paid $10,227,254 and $12,506,088 to IVM during the fiscal years ended June 30, 2015 and 2014, respectively. Total amounts due to IVM totaled $651,611 and $863,884 at June 30, 2014 and 2013, respectively. Amounts due to IVM totaled $834,158 and $651,611 at June 30, 2015 and June 30, 2014, respectively.

Bungalally Farms

Simon Pengelly, SGI's Chief Financial Officer, has a non-controlling ownership interest in the partnership Bungalally Farms ("BF"). BF is one of SGI's contract alfalfa seed growers. SGI currently has entered into seed production contracts with BF on the same commercial terms and conditions as with the other growers with whom SGI contracts for alfalfa seed production. During the fiscal year ended June 30, 2015, we purchased a total of $428,796 of alfalfa seed that BF grew and sold to SGI under contract seed production agreements. For the fourth quarter of fiscal 2013 and the year ended June 30, 2014, we purchased a total of $884,097 of alfalfa seed. SGI currently has seed production agreements with BF for 123 hectares of various seed varieties as part of its contract production for which SGI paid BF the same price it agreed to pay its other growers. Mr. Pengelly did not personally receive any portion of these funds. Amounts due to BF totaled $293,772 and $373,341 at June 30, 2015 and 2014, respectively.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the year ended June 30, 2015. The information contained in this report shall not be deemed "soliciting material" or otherwise considered "filed" with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee consists of four members: Messrs. Fleming, Matina, Seidler and Wong. All of the members are independent directors under the Nasdaq and SEC Audit Committee structure and membership requirements. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on our website at www.swseedco.com/investors.

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight and monitoring responsibility of reviewing the financial information that will be provided to stockholders and others, appointing the Company's independent registered public accounting firm, reviewing the services performed by the Company's independent registered public accounting firm, evaluating the Company's accounting policies and the system of internal controls established by management and the Board, reviewing significant financial transactions and overseeing enterprise risk management. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of our financial statements.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company's independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.

The Company maintains an auditor independence policy that, among other things, prohibits the Company's independent registered public accounting firm from performing non- financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve in advance the audit and permissible non-audit services to be performed by the independent registered public accounting firm. This policy also mandates that the Company may not enter into engagements with the Company's independent registered public accounting firm for non-audit services without the express pre-approval of the Audit and Finance Committee.

In connection with the audited consolidated financial statements for the fiscal year ended June 30, 2015, the Audit Committee has:

(1) reviewed and discussed the audited consolidated financial statements with management and Crowe Horwath LLP, the Company's independent registered public accounting firm;

(2) discussed with Crowe Horwath, the matters required to be discussed by the statement on Auditing Standard No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T; and

(3) received the written disclosures and the letter from Crowe Horwath required by applicable requirements of the PCAOB regarding the Auditors' communications with the Audit Committee concerning independence, and has discussed with the Auditors the Auditors' independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in S&W Seed Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2015 filed with the Securities and Exchange Commission. Our Board has approved this inclusion.

AUDIT COMMITTEE
Michael M. Fleming, Chairman
Alexander C. Matina
Charles B. Seidler
Mark Wong

OTHER BUSINESS

Our Board, at the time of the preparation of this proxy statement, knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named on the accompanying proxy to vote on such matters in accordance with their best judgment.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. Proxy Materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of Proxy Materials, please notify your broker, direct your written request to Secretary, S&W Seed Company, 7108 North Fresno Street, Suite 380, Fresno, CA 93720 or contact Transfer Online, Inc. at (503) 227-2950. Stockholders who currently receive multiple copies of the Proxy Materials at their address and would like to request "householding" of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

APPENDIX A
AMENDMENT NO. 3 TO AMENDED AND RESTATED
2009 EQUITY INCENTIVE PLAN

S&W Seed Company (the "Company"), a Nevada corporation, hereby adopts the following Amendment No. 3 to the Amended and Restated 2009 Equity Incentive Plan (the "Plan"). The Plan was originally adopted by the Company's Board of Directors in October 2009 and by its stockholders in February 2010. The Board approved this Amendment No. 3 on July 15, 2015 for submission to the Company's stockholders for approval at the 2015 Annual Meeting of the Stockholders of the Company.

A. Section 3.1(a) of the Plan is amended and replaced in its entirety with the following:

3.1. Number of Shares.

(a) Subject to adjustment as provided in Section 11.1, the number of shares of Common Stock issued or transferred and covered by outstanding awards granted under this Plan shall not in the aggregate exceed 2,450,000 shares of Common Stock, which may be Common Stock of original issuance or Common Stock held in treasury, or a combination thereof. Subject to the provisions of Section 11.1 regarding adjustments in the event of stock splits, reverse stock splits and other recapitalization events, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 2,450,000. The Company shall at all times during the term of the Plan, and while any Stock Awards are outstanding, retain as authorized and unissued Common Stock or as treasury Common Stock, at least the number of shares of Common Stock required under the provisions of this Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

B. This Amendment is subject to, and shall become effective only upon, approval by the Company's stockholders.

C. Except as specifically amended by this Amendment No. 3, the Plan shall remain in full force and effect in accordance with its terms.

S&W SEED COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON DECEMBER 11, 2015

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Mark S. Grewal and Matthew K. Szot, and either of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of Common Stock of S&W Seed Company that the stockholder(s) would be entitled to vote on all matters that may come before the Annual Meeting of Stockholders to be held at The Warwick San Francisco, 490 Geary Street, San Francisco, California at 10:00 a.m. Pacific Time on December 11, 2015, or at any adjournments or postponements thereof. The proxies shall vote subject to the directions indicated on the reverse side of this card, and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

Please complete, sign, date and mail this proxy form in the accompanying envelope, even if you intend to be present at the meeting. You may also grant your Proxy via the Internet by following the instructions below.

VOTE BY INTERNET

It is fast, convenient, and your vote is immediately confirmed and posted.

Proxy ID: ___________              Authorization Code: _____________

Instructions for voting electronically:

1. Read the accompanying Proxy Statement and Proxy Card
2. Go to www.transferonline.com/proxy
3 Enter your Proxy ID and Authorization Code
4. Press Continue
5. Make your selections
6. Press Vote Now

(Continued and to be signed and dated on the reverse side)

YOUR VOTE IS IMPORTANT

The Board of Directors recommends a vote FOR the nominees listed below and FOR Proposal Nos. 2, 3 and 4.

Please mark your proxy as in this example:   ☒

1.    Election of Directors.

Glen D. Bornt Michael M. Fleming Mark S. Grewal Mark J. Harvey Alexander C. Matina	Charles B. Seidler William S. Smith Grover T. Wickersham Mark Wong

☐ FOR the nominees listed above.

☐ FOR the nominees listed above EXCEPT: ________________________________________

☐ WITHHOLD AUTHORITY to vote for all nominees listed above.

2.    Approval of Amendment No. 3 to the S&W Seed Company Amended and Restated 2009 Equity Incentive Plan to increase the share reserve thereunder by 750,000 shares.

☐FOR       ☐ AGAINST       ☐ ABSTAIN

3.    Ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2016.

☐FOR       ☐ AGAINST       ☐ ABSTAIN

4.    Approval, on an advisory basis, of the compensation of our Named Executive Officers.

☐FOR       ☐ AGAINST       ☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

________________________________________________
Signature                Date: ________________
Print Name: __________________________________________
________________________________________________
\ Signature, if Jointly Held            Date: ________________

Print Name: __________________________________________

Please sign exactly as your name(s) appear on Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Address Change? Mark box, sign and indicate changes below: ☐